UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LifeStance Health Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LifeStance Health Group, Inc.

4800 N. Scottsdale Road

Suite 2500

Scottsdale, Arizona 85251

Dear Stockholders:

You are cordially invited to attend the LifeStance Health Group, Inc. Annual Meeting of Stockholders (the “Annual Meeting”) on Monday, June 3, 2024, at 1:00 p.m. Eastern Time. Our Annual Meeting will be in a fully virtual format. We believe hosting a virtual meeting will allow for greater stockholder attendance at the Annual Meeting by enabling stockholders who might not otherwise be able to travel to a physical meeting to attend online and participate from any location. Stockholders will be able to register to attend and vote online (for those who intend to vote at the Annual Meeting) at www.proxydocs.com/LFST. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access, and to vote and submit questions during, the Annual Meeting. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation.

On April 23, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for the Annual Meeting and our 2023 Annual Report on Form 10-K. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement.

The proxy statement accompanying this letter describes the business we will consider at the meeting. Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares promptly by mail, telephone or Internet as instructed on the enclosed proxy card or voting instruction card. Proxies forwarded by or for brokers or fiduciaries should be returned as requested by them.

We hope that you will be able to join us virtually on June 3rd.

Sincerely,

Kenneth Burdick
Chief Executive Officer and Chairman of the Board

IF YOU PLAN TO ATTEND THE MEETING

The Notice of Internet Availability, proxy card, or voting instruction form that accompanied your proxy materials includes your control number, which when entered at www.proxydocs.com/LFST will serve as an admission ticket for one stockholder to register for and attend the Annual Meeting. On April 23, 2024, we also first mailed this Proxy Statement and the enclosed proxy card to certain stockholders. If you received a paper copy of the proxy materials in the mail, the proxy card includes the control number for one stockholder to attend the Annual Meeting. Stockholders holding stock in brokerage accounts (“street name” holders) will need to obtain the control number reflecting their stock ownership as of the record date, April 12, 2024 from their broker, bank or other nominee.

LifeStance Health Group, Inc.

4800 N. Scottsdale Road

Suite 2500

Scottsdale, Arizona 85251

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of LifeStance Health Group, Inc. (the “Company”) will be held on Monday, June 3, 2024. Our Annual Meeting will be in a fully virtual format. We believe hosting a virtual meeting will allow for greater stockholder attendance at the Annual Meeting by enabling stockholders who might not otherwise be able to travel to a physical meeting to attend online and participate from any location. The Annual Meeting may be accessed by entering the control number provided on your proxy card, voting instruction form, or Notice of Internet Availability at www.proxydocs.com/LFST. Login will be available starting at 12:45 p.m. Eastern Time and the meeting will begin promptly at 1:00 p.m. Eastern Time, for the following purposes:

1.
Election of the three director nominees named in the Proxy Statement to serve until the 2027 annual meeting of stockholders;
2.
Ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the year ended December 31, 2024;
3.
Approval, on an advisory basis, of the compensation of the Company's named executive officers;
4.
Approval, on an advisory basis, of the frequency of future advisory votes on the compensation paid to the Company's named executive officers; and
5.
Transacting such other business as may properly come before the meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement accompanying this Notice.

April 12, 2024 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only stockholders of record at the close of business as of the record date will be entitled to notice of, and to vote at, the Annual Meeting. If you would like an opportunity to view the stockholder list, it will be available 10 days in advance of the meeting. Please contact the Corporate Secretary to make accommodations to view the list. Your vote is important. Whether or not you expect to attend the Annual Meeting, we encourage you to vote by Internet, by telephone or by completing, signing and dating your printable proxy card and returning it as soon as possible. If you are voting by Internet or by telephone, please follow the instructions on your proxy card. If you attend the Annual Meeting and vote during the meeting, your proxy will not be used.

If you need assistance voting your shares, please send an e-mail to investor.relations@lifestance.com.

You may attend the Annual Meeting and vote your shares during the meeting, even if you previously voted by Internet, telephone or if you returned your proxy card. Your proxy (including a proxy granted by the Internet or by telephone) may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy to the Company’s Corporate Secretary in Scottsdale, Arizona, voting again by Internet or telephone, or attending the Annual Meeting and voting during the meeting. If you are a registered stockholder (meaning you hold your shares directly in your name), you must enter a valid control number to attend the meeting. If you are a beneficial stockholder (meaning your shares are held in the name of a broker, bank, nominee or other holder of record), you will also need to enter a valid control number showing proof of ownership to attend the meeting.

We look forward to seeing you. Thank you for your ongoing support of and interest in LifeStance Health Group, Inc.

By Order of the Board of Directors,

Ryan Pardo
Chief Legal Officer and Corporate Secretary

April 23, 2024

Important notice regarding the Internet availability of proxy materials for the stockholders meeting to be held on June 3, 2024. Stockholders may access, view and download the 2024 Proxy Statement and the 2023 Annual Report at www.proxydocs.com/LFST.

LifeStance Health Group, Inc.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

June 3, 2024

INTRODUCTION

This Proxy Statement provides information for stockholders of LifeStance Health Group, Inc. (“we,” “us,” “our,” “LifeStance” and the “Company”), as part of the solicitation of proxies by the Company and its board of directors (the “Board of Directors”) from holders of the outstanding shares of the Company’s common stock, par value $0.01 per share, for use at the Company’s annual meeting of stockholders to be held in a virtual format at www.proxydocs.com/LFST at 1:00 p.m. Eastern Time on June 3, 2024, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

1.
Election of the three director nominees named in the Proxy Statement to serve until the 2027 annual meeting of stockholders;
2.
Ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the year ended December 31, 2024;
3.
Approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers;
4.
Approval, on a non-binding advisory basis, of the frequency of future "say on pay" votes; and
5.
Transacting such other business as may properly come before the meeting or any adjournment thereof.

A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this Proxy Statement and our 2023 Annual Report on Form 10-K, is being mailed to stockholders on or about April 23, 2024. The Notice also provides instructions on how to vote over the Internet, by phone or by mail. If you receive a Notice by mail, you will not receive printed and mailed proxy materials unless you specifically request them.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting. We encourage you to read the enclosed Proxy Statement in its entirety.

Why are we providing these materials?

Our Board of Directors is providing these materials to you in connection with our Annual Meeting, which will take place on June 3, 2024, and will be held in a virtual format accessible by registering at www.proxydocs.com/LFST. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described herein. Please be sure to retain the control number listed on your proxy card, voting instruction form, or Notice in order to attend our virtual stockholders’ meeting.

What information is contained in this Proxy Statement?

This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid officers, and other required information.

What proposals will be voted on at the Annual Meeting?

There are four proposals scheduled to be voted on at the Annual Meeting:

•
Elect the three director nominees named in this Proxy Statement to serve until the 2027 annual meeting of stockholders;
•
Ratify the appointment of PwC as our independent registered public accounting firm for the year ended December 31, 2024;
•
Approve, on a non-binding advisory basis, of the compensation of the Company's named executive officers; and
•
Approve, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation paid to the Company's named executive officers.

We will also consider other business that properly comes before the Annual Meeting.

What shares can I vote?

You may vote all shares of common stock that you owned as of the close of business on the record date, April 12, 2024. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a broker, bank, or other nominee. The proxy card will indicate the number of shares.

As of April 12, 2024, there were 382,239,008 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

A list of stockholders will be available at our headquarters at 4800 N. Scottsdale Road, Suite 2500, Scottsdale, Arizona 85251 for a period of 10 days prior to the Annual Meeting.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

What is the difference between being a stockholder of record and a beneficial owner?

Many of our stockholders hold their shares through brokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of record: If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting.

Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the

Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice.

How do stockholders vote?

Stockholder of record: If you are a stockholder of record, you may have your shares voted on matters presented at the Annual Meeting in any of the following ways:

•
During the meeting—you may attend the Annual Meeting virtually and cast your vote then. If you have already voted online, by telephone or by mail, your vote at the Annual Meeting will supersede your prior vote.
•
By proxy—stockholders of record have a choice of voting by proxy:
•
over the Internet at www.proxypush.com/LFST;
•
by using the toll-free telephone number noted on your proxy card; or
•
by executing and returning a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

If you properly cast your vote by either voting your proxy via Internet, telephone or by executing and returning the proxy card, and if your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If any other matter is presented, your proxy will vote in accordance with the proxy holders’ best judgment. At the time we mailed these proxy materials, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

If you sign the proxy card but do not make specific choices, the proxy holder will vote your shares as recommended by the Board of Directors. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your broker, bank or other nominee authorizing you to vote.

A control number, located on your proxy card, voting instruction form, or Notice, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote by telephone or Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Beneficial owner: If you are the beneficial owner of shares held in “street name,” you may vote by following the instructions sent to you by your broker, bank or other nominee and the instructions on the Notice. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other nominee

What is a proxy holder?

We are designating David Bourdon, our Chief Financial Officer and Treasurer, and Ryan Pardo, our Chief Legal Officer and Corporate Secretary, to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, Mr. Bourdon or Mr. Pardo will vote accordingly. If you have left a vote blank, Mr. Bourdon or Mr. Pardo will vote as the Board of Directors recommends. While we do not expect any other business to come up for a vote, if it does, the proxy holder will vote in his discretion. If a director nominee is unwilling or unable to serve, the proxy holder will vote in his discretion for an alternative nominee.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares:

•
“ FOR ” the election of the Board of Directors’ nominees;
•
“ FOR ” the ratification of the appointment of PwC.
•
“ FOR ” the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers; and
•
“ FOR ” the one year option, as the frequency for future advisory votes on the compensation paid to the Company's named executive officers.

May my broker vote for me?

If your broker holds your shares in street name, the broker may vote your shares on routine matters even if it does not receive instructions from you.

What are abstentions and broker non-votes?

An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the Securities and Exchange Commission (“SEC”), we expect that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a routine matter and that the election of each nominee for director (Proposal 1), the advisory vote on the compensation paid to the Company's named executive officers (Proposal 3) and the advisory vote on the frequency of future advisory votes on the compensation paid to the Company's named executive officers (Proposal 4) will each be a non-routine matter. Accordingly, if you hold your shares through a broker, bank or other nominee and you do not timely provide your broker, bank or other nominee with specific instructions on how to vote your shares, your broker, bank or other nominee would not be authorized to cast a vote on your behalf on Proposal 1 (election of each nominee for director), Proposal 3 (approval on a non-binding advisory basis of the compensation paid to the Company's named executive officers) and Proposal 4 (approval on a non-binding advisory basis of the frequency for future advisory votes on the compensation paid to the Company's named executive officers) but would be authorized to cast a vote on your behalf, in its discretion, on Proposal 2 (ratification of the appointment of PwC). In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1, Proposal 3 and Proposal 4 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes and abstentions will have no effect on the outcome of each proposal. Brokers, banks and other nominees generally have discretionary authority to vote on the ratification of the appointment of an independent registered public accounting firm (Proposal 2); thus, we do not expect any broker non-votes on this matter.

Can I change my vote or revoke my proxy?

Yes, you may change your vote after you send in your proxy card or vote your shares via the Internet or by telephone by following these procedures:

•
Entering a new vote online;
•
Entering a new vote by telephone;
•
Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions; or
•
Attending the Annual Meeting and voting during the meeting.

What constitutes a quorum for the Annual Meeting?

The presence at the meeting, in person at the virtual meeting or by proxy, of the holders of common stock representing a majority of the total votes entitled to be cast by the holders of all outstanding shares of capital stock of the Company on the record date will constitute a quorum, permitting the meeting to conduct its business.

As of the record date, there were 382,239,008 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Both abstentions and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are counted as present for the purpose of determining the presence of a quorum.

What vote is required to approve the election of directors (Proposal 1)?

Director nominees are elected by plurality vote. Therefore, if you do not vote “for” a nominee, or you “withhold” authority to vote for a nominee, your vote will not count either “for” or “against” the nominee. Broker non-votes will have no effect on the outcome of Proposal 1.

What vote is required to ratify the selection of PwC as the Company’s independent registered public accounting firm for the year ended December 31, 2024 (Proposal 2)?

Proposal 2 will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. You may vote “for” or “against,” or abstain from voting on Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2.

What vote is required to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers (Proposal 3)?

Proposal 3 will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. You may vote “for” or “against,” or abstain from voting on Proposal 3. Because the vote to approve the compensation of the Company's named executive officers is advisory, it will not be binding on the Board of Directors. However, our compensation committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. Abstentions and broker non-votes will have no effect on the outcome of Proposal 3.

What vote is required to approve, on a non-binding advisory basis, the frequency of future “say on pay” votes (Proposal 4)?

The frequency of future “say on pay” votes selected by stockholders will be the frequency receiving the highest number of votes cast. You may vote “1 year,” “2 years” or “3 years” or abstain from voting on Proposal 4. Because the vote to approve the frequency of future advisory votes on the compensation paid to the Company’s named executive officers is advisory, it will not be binding on the Board of Directors. However, our compensation committee intends to take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. Abstentions and broker non-votes will have no effect on the outcome of Proposal 4.

What does it mean if I receive more than one Notice?

You may receive more than one Notice if, for example, you hold your shares in multiple brokerage accounts. You must vote based on the instructions in each Notice separately.

How are votes counted?

Mediant Communication, Inc. has been appointed to be the Inspector of Elections and in this capacity will supervise the voting, decide the validity of proxies and certify the results. We will publish final vote counts within four business days after the Annual Meeting on a Current Report on Form 8-K.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote, and (iii) to facilitate successful proxy solicitation by the Board of Directors.

Who pays for costs relating to the proxy materials and Annual Meeting?

The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in doing so.

Who can attend the Annual Meeting?

Any Company stockholder as of the close of business on the record date may attend the meeting. Stockholders must present a valid control number in order to be admitted to the meeting.

How can I attend the virtual annual meeting?

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on the record date may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

In order to attend the Annual Meeting, you must register at www.proxydocs.com/LFST. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 1:00 p.m. Eastern Time.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.

How can I submit questions before and during the virtual annual meeting?

Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders.

We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are not related to the matters being considered at the Annual Meeting or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

PROPOSAL 1:

Election of Directors

Our business operates under the direction of our Board of Directors, which currently consists of nine directors. In accordance with our Amended and Restated Certificate of Incorporation, our Board of Directors consists of three classes of approximately equal size: Classes I, II, and III, with terms expiring in 2025, 2026, and 2024, respectively. Mr. Burdick, Mr. Rhodes and Mr. Miller are the Class III directors whose terms expire at the Annual Meeting. Our Board of Directors has nominated, and stockholders are being asked to reelect, Mr. Burdick, Mr. Rhodes and Mr. Miller for three-year terms expiring at our 2027 annual meeting of stockholders. If elected, the nominees will each hold office until the conclusion of our 2027 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation, or removal.

Each of the three nominees currently serves as a director of the Company. Mr. Rhodes and Mr. Miller were elected by stockholders in 2021. The Board of Directors is not aware of any nominee who will be unable or unwilling to serve as a director if elected at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of the Company, principal occupation and other biographical material, is shown later in this Proxy Statement.

The Board of Directors recommends a vote FOR the election of each of the nominees as director.

BOARD OF DIRECTORS

The following table sets forth the name, age, and position, as of April 12, 2024, of individuals who currently serve as directors on our Board of Directors.

Name	Age	Position
Kenneth Burdick	65	Chairman of the Board of Directors and Chief Executive Officer
Robert Bessler	52	Director
Darren Black	52	Director
Jeffrey Crisan	50	Director
Teresa DeLuca	58	Director
William Miller	57	Director
Jeffrey Rhodes	49	Director
Eric Shuey	56	Director
Katherine Wood	39	Director
Seema Verma	53	Director

Class III-Directors with Terms Expiring in 2024

Kenneth Burdick has served as our Chief Executive Officer and Chairman of our Board of Directors since September 2022. Prior to joining LifeStance, Mr. Burdick served as the Executive Vice President of Markets and Products of Centene Corporation from January 2020 until February 2021. Mr. Burdick served as the Chief Executive Officer of WellCare Health Plans, Inc. from 2015 until January 2020 when the company was acquired by Centene. Mr. Burdick joined WellCare in 2014, serving initially as President, National Health Plans and then as President and Chief Operating Officer. Mr. Burdick served as the President and Chief Executive Officer of Blue Cross and Blue Shield of Minnesota from February 2012 to July 2012. From August 2010 to February 2012, Mr. Burdick served as Chief Executive Officer of the Medicaid and Behavioral Health businesses of Coventry Health Care, Inc. From October 1995 to May 2009, Mr. Burdick held a variety of positions with UnitedHealth Group, Inc., including Chief Executive Officer of UnitedHealthcare from 2006 to 2008 and Chief Executive Officer of Secured Horizons (Medicare division of UnitedHealthcare) from 2008 to 2009. Mr. Burdick currently serves on the Board of Directors of Centene Corporation. He also served on the Board of Directors of Big Brothers Big Sisters of America from 2017 to 2022, including as National Board Chair from July 2018 to June 2022. Mr. Burdick holds a BA in American Studies from Amherst College and a JD from the University of Connecticut School of Law. We believe Mr. Burdick is qualified to serve on our Board of Directors based on his knowledge of our Company through his role as our Chief Executive Officer.

Jeffrey Rhodes has served on our Board of Directors since 2020. Mr. Rhodes is a Co-Managing Partner of TPG Capital, where he has worked since July 2005. Mr. Rhodes co-leads the health care group and the firm’s investment activities in the health care services, pharmaceutical and medical device sectors. Mr. Rhodes has served on the boards of directors of TPG Inc. since December 2023, ArchWell Health since January 2024, Covetrus since October 2022, Lyric (formally ClaimsXten) since October 2022, Troon Golf since December 2021, Pediatric Associates since December 2021, BVI since January 2017, and WellSky since February 2017. Mr. Rhodes previously served on the boards of Immucor from September 2011 to March 2023, Kelsey Seybold Clinic from January 2020 to April 2022, Kindred at Home from July 2018 to August 2021, Kindred Healthcare from July 2018 to December 2021, Surgical Care Affiliates from June 2007 to March 2017, and as a founding board member of the Healthcare Private Equity Association, which was founded in May 2010. Mr. Rhodes holds a Bachelor of Arts degree in economics from Williams College and an MBA from the Harvard Business School. We believe that Mr. Rhodes’ longstanding experience in healthcare and service on boards of public companies make him well qualified to serve as our Director.

William Miller has served on our Board of Directors since 2020. Mr. Miller is Chairman and CEO of WellSky. Prior to joining WellSky in July 2017, Mr. Miller served as the CEO of OptumInsight, a division of Optum, which is the health services platform of UnitedHealth Group. Prior to OptumInsight, Mr. Miller served as senior vice president of technologies at Cerner Corporation, where he had global responsibility for the company’s managed services, outsourcing, and technology services business units. Mr. Miller holds a Bachelor’s degree in Economics from the University of Kansas and a master’s degree in Urban Planning and Public Policy from the University of Kansas. We believe Mr. Miller is qualified to serve on our Board of Directors based on his industry experience, including as a chief executive officer of a health services company.

Class I-Directors with Terms Expiring in 2025

Jeffrey Crisan has served on our Board of Directors since 2017, and on the board of our predecessor since 2015. Mr. Crisan founded Silversmith Capital Partners in 2015 and currently serves as Managing Partner. Prior to founding Silversmith, Mr. Crisan served as Managing Director of Bain Capital Ventures. While at Bain Capital Ventures, Mr. Crisan’s investments were predominantly growth equity investments in both Healthcare IT & Services as well as SaaS & Information Services. Mr. Crisan previously served in various roles at Bain Capital and Bain & Company. Mr. Crisan also serves on the boards of US Health Partners, Iodine Software, MediQuant,

Upperline Health, Fortified Health Security, Inc. and Partners Surgical. Mr. Crisan holds a BA from Dartmouth College and an MBA from Harvard Business School. We believe Mr. Crisan is qualified to serve on our Board of Directors based on his investment and leadership experience.

Teresa DeLuca, M.D. has served on our Board of Directors since March 2024. Dr. DeLuca served as a Managing Director at Columbia University's NY Life Science Venture Fund from January 2018 until January 2023 and continues to serve as a Faculty Advisor at the university’s School of Entrepreneurship. She previously served as Assistant Clinical Professor of Psychiatry at the Icahn School of Medicine at Mount Sinai in New York City from 2014 to 2017 and as the Chief Medical Officer of Magellan Pharmacy Solutions at Magellan Health from 2012 to 2014. Prior to that, she served as SVP of Pharmacy Health Solutions at Humana, VP of Clinical Sales Solutions & National Medical Director at Walgreen Co., and VP of Personalized Medicine, and VP of Medical Policy & Clinical Quality at Medco. Prior to taking on these executive leadership roles, Dr. DeLuca was a Senior Director of Global Product Development Services at PRA International and a Senior Medical Scientist at GlaxoSmithKline. Dr. DeLuca has served as a director of Surgery Partners since September 2016 and Rejuveron since March 2022. Previously, she served as a director of North Bud Farms, Inc. from May 2018 to February 2020 and of 180 LifeSciences from May 2021 until 2023. Dr. DeLuca completed her residency at Jefferson Medical College of Thomas Jefferson University and earned her M.B.A. from Drexel University. We believe that Dr. DeLuca is qualified to serve on our Board of Directors based on her healthcare knowledge, experience and skills gained from being a physician, as well as previous leadership experience.

Katherine Wood has served on our Board of Directors since 2020. Ms. Wood is a Partner of TPG Capital, where she focuses on investments in the health care sector. Ms. Wood also serves on the boards of Nextech Systems, Convey Health Solutions and Ellodi, and was previously on the boards of Neogene Therapeutics, Adare and AskBio. She has also been involved in TPG’s investments in Allogene Therapeutics, Aptalis, EnvisionRx, IASIS and Par Pharmaceutical. Prior to joining TPG in 2009, Ms. Wood worked in health care investment banking at Goldman, Sachs & Co. Ms. Wood holds a Bachelor of Science degree in molecular and cell biology from Stanford University, and an MBA from Harvard Business School. We believe Ms. Wood is qualified to serve on our Board of Directors based on her investment experience in the healthcare industry.

Seema Verma has served on our Board of Directors since 2021. Ms. Verma has been an Executive Vice President and General Manager of Oracle Health and Life Sciences since April 2024. Ms. Verma previously served as Administrator of the Centers for Medicare & Medicaid Services (CMS) from 2017 to 2021, where she oversaw health insurance programs for over 140 million Americans. Prior to CMS, Ms. Verma was the founder and CEO of a health policy consulting firm helping states and private industry navigate a range of healthcare issues. Ms. Verma also serves on the boards of WellSky, ClaimsXten, Lumeris, Inc. and Monogram Health. Ms. Verma received a BS in life sciences from the University of Maryland and an MPH with a concentration in health policy and management from Johns Hopkins University. We believe Ms. Verma is qualified to serve on our Board of Directors as she is a leading national health policy expert with over two decades of experience in the healthcare industry.

Class II-Directors with Terms Expiring in 2026

Darren Black has served on our Board of Directors since 2017, and on the board of our predecessor since 2015. Mr. Black is a Managing Director with Summit Partners. Mr. Black joined Summit Partners in 2013 and focuses primarily on the health care and life sciences sector. Mr. Black also serves on the boards of InnovaCare Health, Leon Medical Centers, Paradigm Outcomes, PharmScript, Sound Physicians, VaxCare, Veranex Group Holdings, L.P. and U.S. Renal Care. Prior to Summit, Darren was a Managing Partner with SV Life Sciences, where he focused on health care services, health care information technology and pharmaceutical services. Prior to SV Life Sciences, Darren was Cofounder and President of two companies—ClinCare and PharmaStar. Previously, he was a health care consultant for Accenture. Darren holds an AB in government from Harvard College and an MBA from the Wharton School of the University of Pennsylvania. We believe Mr. Black is qualified to serve on our Board of Directors based on his investment experience in the healthcare industry.

Eric Shuey has served on our Board of Directors since 2018. Mr. Shuey is a Partner at Revelstoke Capital Partners LLC where he focuses on the health care services sector. Mr. Shuey also serves on the boards of Genea, Partners Surgical, Sound Physicians and U.S. Renal Care. Prior to Revelstoke, he was a co-founder and served as the President of Liberty Health Partners which was merged with Remedy Partners. In addition, he served as a senior Corporate Development executive for Fresenius Medical Care North America from 2012 until 2017, and Chief Financial Officer of Liberty Dialysis LLC from 2006 until 2012. Prior to joining Liberty Dialysis, he served as a Director at DB Capital Partners, the private equity arm of Deutsche Bank, and a Principal at Aurora Capital Group. Mr. Shuey earned an MBA from the Wharton School of Business. He earned his BA degree from California State University, Fullerton. We believe Mr. Shuey is qualified to serve on our Board of Directors based on his financial and leadership experience.

Robert Bessler, M.D. has served on our Board of Directors since 2017. Dr. Bessler founded Sound Physicians in 2001 and served as its Chief Executive Officer and Chairman until September 2023. Dr. Bessler also serves on the boards of directors of private organizations, including UpStream Rehabilitation and BroadJump, LLC. Dr. Bessler holds a Bachelors’ degree from Tufts University and an MD from Case Western Reserve University School of Medicine. Dr. Bessler completed his residency in emergency medicine at the MetroHealth Medical Center and Cleveland Clinic, in Cleveland Ohio. We believe Dr. Bessler is qualified to serve on our Board of Directors based on his experience and leadership roles in the medical industry.

CORPORATE GOVERNANCE

Board Composition

Our business and affairs are managed under the direction of the Board of Directors. Our Amended and Restated Certificate of Incorporation provides that our Board of Directors shall consist of at least three directors but not more than twelve directors and that the number of directors may be fixed from time to time by resolution of our Board of Directors. Our Board of Directors is divided into three classes, as follows:

•
Class I, which consists of Jeffrey Crisan, Teresa DeLuca, Katherine Wood and Seema Verma. The terms of Mr. Crisan, Dr. DeLuca, Ms. Wood and Ms. Verma will continue until our 2025 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation or removal;
•
Class II, which consists of Darren Black, Eric Shuey and Robert Bessler, M.D. The terms of Mr. Black, Mr. Shuey and Dr. Bessler will continue until our 2026 annual meeting of stockholders and a successor is duly elected and qualified or until earlier death, resignation or removal; and
•
Class III, which consists of Kenneth Burdick, Jeffrey Rhodes and William Miller. The terms of Mr. Burdick, Mr. Rhodes and Mr. Miller will continue until the Annual Meeting and a successor is duly elected and qualified or until earlier death, resignation or removal.

At this time, the Board of Directors believes that the classified board structure is in the best interests of the Company. The three-year term will ensure that at any given time the majority of the directors will have deep knowledge of the Company and a firm understanding of its goals, and it allows for continuity and stability of our Board of Directors, promoting the balance of long-term and short-term interests of the Company and its stockholders. The structure also safeguards the Company from third-party takeover attempts, as it will require a longer period to change majority control of the Board of Directors. A classified board remains accountable to the Company’s stockholders. The directors continue to have a fiduciary responsibility to the stockholders, and the stockholders have the ability to elect one third of the Board of Directors annually to ensure their interests are represented.

Amendments to certain provisions of our Amended and Restated Certificate of Incorporation and bylaws, including the classified board provision, require the approval of, (i) prior to the first date (the “Trigger Date”) on which affiliates of TPG Inc. (“TPG”), Summit Partners, L.P. (“Summit”), and Silversmith Capital Partners, L.P. (“Silversmith”), and their respective successors, transferees and affiliates (collectively, the “Sponsor Investors”) cease collectively to beneficially own (directly or indirectly) more than 50% of our outstanding shares of common stock, the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Company and (ii) from and after the Trigger Date, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the Company. The Company believes this heightened threshold following the Trigger Date is appropriate as it relates to fundamental elements of our corporate governance. The provision does not preclude changes being made to governing documents but rather it requires broad stockholder consensus in order to effect change. By requiring a 66 2/3% stockholder vote, the Board of Directors will be better positioned to protect the Company from third-party takeover attempts and encourage those interested in acquiring the Company to negotiate directly with the Board of Directors.

In connection with our initial public offering, we entered into a stockholders’ agreement with investment entities controlled by the Sponsor Investors that provides the Sponsor Investors with nomination rights with respect to our Board of Directors. Under the agreement, we and the Sponsor Investors are required to take all necessary action to cause the Board of Directors to include individuals designated by the Sponsor Investors in the slate of nominees recommended by the Board of Directors for election by our stockholders, as follows:

•
for so long as TPG owns at least 50% of the shares of our common stock held by TPG upon completion of our initial public offering, TPG will be entitled to designate four individuals for nomination, including two directors not employed by TPG;
•
for so long as TPG owns less than 50% but at least 35% of the shares of our common stock held by TPG upon completion of our initial public offering, TPG will be entitled to designate three individuals for nomination, including one director not employed by TPG;
•
for so long as TPG owns less than 35% but at least 20% of the shares of our common stock held by TPG upon completion of our initial public offering, TPG will be entitled to designate two individuals for nomination;
•
for so long as TPG owns less than 20% but at least 5% of the shares of our common stock held by TPG upon completion of our initial public offering, TPG will be entitled to designate one individual for nomination;

•
for so long as Summit and its affiliates owns at least 20% of the shares of our common stock held by Summit and its affiliates upon completion of our initial public offering, Summit will be entitled to designate one individual for nomination; and
•
for so long as Silversmith and its affiliates owns at least 50% of the shares of our common stock held by Silversmith and its affiliates upon completion of our initial public offering, Silversmith will be entitled to designate one individual for nomination.

TPG, Summit and Silversmith also have the exclusive right to remove their respective designees and to fill vacancies created by the removal or resignation of their designees, and the Company is required to take all necessary action to cause such removals and fill such vacancies at the request of TPG, Summit or Silversmith, as applicable. The Stockholders Agreement provides that, in the event that any provision thereof would, under applicable law, be invalid, illegal or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid, legal and enforceable to the maximum extent compatible with, and possible under, applicable law.

William Miller, Jeffrey Rhodes, Katherine Wood and Seema Verma were each designated by TPG for nomination to our Board of Directors. Darren Black was designated by Summit for nomination to our Board of Directors. Jeffrey Crisan was designated by Silversmith for nomination to our Board of Directors.

Director Independence

We are a “controlled company” under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). As a “controlled company,” we may elect to not comply with certain governance requirements, including the requirements to (i) have a majority of independent directors, (ii) maintain a compensation committee composed entirely of independent directors and (iii) maintain a corporate governance and nominating committee composed of independent directors or have the responsibilities that would otherwise be undertaken by a corporate governance and nominating committee undertaken solely by the independent directors of the Board of Directors.

Accordingly, if we choose to avail ourselves of these exemptions, our stockholders will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements and the ability of our independent directors to influence our business policies and affairs may be reduced. When we cease to be a “controlled company,” we will be required to comply with these provisions within the transition periods specified in Nasdaq rules.

These exemptions do not modify the independence requirements for our Audit Committee, and we comply with the applicable requirements of the Sarbanes-Oxley Act and Nasdaq rules with respect to our Audit Committee. See “Board Meetings, Attendance and Committees—Audit Committee.”

The Board of Directors evaluates the relationships of each director and any director nominees with the Company and makes an affirmative determination whether such director or nominee is independent. Pursuant to our corporate governance guidelines, an independent director shall be one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of Nasdaq, including the requirement that the Board of Directors must have affirmatively determined that the director has no material relationships with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. To guide its determination as to whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the Board of Directors, or a designated committee of the Board of Directors, may from time to time adopt categorical standards of independence. Our Board of Directors has determined that Robert Bessler, Darren Black, Jeffrey Crisan, William Miller, Jeffrey Rhodes, Eric Shuey, Katherine Wood and Seema Verma are independent directors under the rules of Nasdaq.

Annual Board and Committee Performance Review

Pursuant to our corporate governance guidelines, our nominating and corporate governance committee is responsible for reporting annually to the Board of Directors an evaluation of the overall performance of the Board of Directors. Additionally, the charters of our audit committee, compensation committee, quality and compliance committee and nominating and corporate governance committees each provide that the respective committee is responsible for performing or participating in an annual evaluation of its performance, the results of which are to be presented to the Board of Directors.

Board of Directors Leadership Structure

Our corporate governance guidelines provide maximum flexibility to the Board of Directors in choosing a Chairman of the Board of Directors. The corporate governance guidelines provide that such offices may be held by different people or the same person, as determined by the Board of Directors. The Board of Directors believes that it is in the best interests of the Company for the Board of Directors to make a determination regarding whether or not to separate the roles of the Chairperson and the Chief Executive Officer based on the then-current circumstances. The roles of Chief Executive Officer and Chairman of the Board of Directors are currently held by Mr. Burdick.

Board Meetings, Attendance and Committees

Our Board of Directors met four times during 2023. Each director attended at least 75% of the aggregate meetings of the Board of Directors and meetings of the board committees on which such director served in 2023. The Board of Directors also approved certain actions by unanimous written consent in lieu of a meeting.

It is our policy that our directors attend annual meetings of stockholders. All of our directors attended our 2023 annual meeting.

As of the date of this Proxy Statement, our Board of Directors has four standing committees: the audit committee; the compensation committee; the quality and compliance committee; and the nominating and corporate governance committee. Each committee operates under its own written charter adopted by the Board of Directors, each of which is available on our website at https://investor.lifestance.com/corporate-governance/governance-documents.

Audit Committee

Our audit committee is composed of Darren Black, Jeffrey Crisan and Eric Shuey, with Eric Shuey serving as chairperson of the committee. Our Board of Directors has determined each member of our Audit Committee meets the definition of “independent director” under the rules of Nasdaq and each member of our Audit Committee meets the definition of “independent director” under Rule 10A-3 under the Exchange Act. None of our audit committee members simultaneously serves on the audit committees of more than three public companies, including ours. Our Board of Directors has determined that Eric Shuey is an “audit committee financial expert” within the meaning of the SEC’s regulations and applicable listing standards of Nasdaq. The audit committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the qualifications, performance, and independence of our independent registered public accounting firm;
•
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing the audit plan with the independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and interim consolidated financial statements and related disclosures as well as critical accounting policies and practices used by us;
•
reviewing the adequacy of our internal control over financial reporting;
•
reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;
•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending, based upon the audit committee’s review and discussions with management and the independent registered public accounting firm, the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K;
•
reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board of Directors for approval;
•
monitoring our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;
•
overseeing the integrity of our information technology systems, process and cybersecurity;
•
preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement; and
•
reviewing and discussing with management and our independent registered public accounting firm our earnings releases.

During the year ended December 31, 2023, the audit committee met six times.

Compensation Committee

Our compensation committee is composed of Darren Black, Jeffrey Crisan and Jeffrey Rhodes, with Jeffrey Rhodes serving as chairperson of the committee. The compensation committee has the authority to delegate to subcommittees of the compensation committee any of the responsibilities of the full committee and to officers of the Company such responsibilities of the full committee as may be permitted by applicable laws and in accordance with applicable Nasdaq rules. The compensation committee’s responsibilities include:

•
determining and approving the compensation of our Chief Executive Officer, including annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, and evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives;
•
reviewing and approving the corporate goals and objectives relevant to the compensation of our other executive officers;
•
reviewing and approving the compensation of our other executive officers;
•
appointing, compensating, and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;
•
conducting the independence assessment outlined in the rules of Nasdaq with respect to any compensation consultant, legal counsel, or other advisor retained by the compensation committee;
•
reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board of Directors for approval;
•
reviewing and establishing our overall management compensation philosophy and policy;
•
overseeing and administering our equity compensation and similar plans;
•
reviewing and approving our policies and procedures for the grant of equity-based awards and granting equity awards;
•
reviewing and making recommendations to the Board of Directors with respect to director compensation; and
•
reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

During the year ended December 31, 2023, the compensation committee met seven times.

Nominating and Governance Committee

Our nominating and governance committee is composed of Darren Black, William Miller and Jeffrey Rhodes, with Mr. Rhodes serving as chairperson of the committee. The nominating and governance committee’s responsibilities include:

•
developing and recommending to the Board of Directors criteria for board and committee membership;
•
establishing procedures for identifying and evaluating candidates for the Board of Directors, including nominees recommended by stockholders;
•
recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;
•
developing and recommending to the Board of Directors a set of corporate governance guidelines;
•
reviewing and assessing the adequacy of the committee charter and submitting any changes to the Board of Directors for approval;
•
providing for new director orientation and continuing education for existing directors on a periodic basis;
•
performing an evaluation of the performance of the committee; and
•
overseeing the evaluation of the Board of Directors and management.

During the year ended December 31, 2023, the nominating and governance committee met four times.

Quality and Compliance Committee

Our quality and compliance committee is composed of Jeffrey Crisan, Seema Verma and Katherine Wood, with Katherine Wood serving as chairperson of the committee. The quality and compliance committee’s responsibilities include:

•
identifying, reviewing and analyzing laws and regulations applicable to the Company;
•
working with management to identify and address areas of focus for clinical quality and recommending and overseeing deployment of additional programs to support clinical quality;

•
recommending to the Board of Directors, and monitoring the implementation of, quality and compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;
•
reviewing significant quality and compliance opportunity and risk areas identified by management;
•
discussing periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial quality and compliance business risk and quality and compliance programs;
•
monitoring compliance with, authorizing waivers of, investigating alleged breaches of and enforcing the Company’s non-financial quality and compliance programs; and
•
reviewing Company procedures for the receipt, retention and treatment of complaints received regarding non-financial quality and compliance matters.

During the year ended December 31, 2023, the quality and compliance committee met four times.

Board Oversight of Risk Management

Management is responsible for the day-to-day management of risks the Company faces. The full Board of Directors has the ultimate oversight responsibility for the risk management process, and, through its committees, oversees risk in certain specified areas. In particular, our audit committee oversees management of enterprise risks as well as financial risks and cybersecurity risks and is responsible for overseeing the review and approval of related party transactions. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our nominating and corporate governance committee oversees risks associated with business conduct and ethics. Our Board of Directors also oversees risks associated with our environmental, social, and corporate governance practices. Our quality and compliance committee generally monitors our quality and compliance programs and reviews significant non-financial risk areas. Pursuant to the Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full Board of Directors, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board of Directors and its committees.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee. For a description of transactions between us and members of our compensation committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions.”

Code of Conduct

We have adopted a code of conduct that applies to all of our employees, officers and directors (the “Code of Conduct”). The Code of Conduct is available on our website at https://investor.lifestance.com/corporate-governance/governance-documents. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Conduct affecting our directors or executive officers, we will disclose the nature of such amendment or waiver on that website or in a Current Report on Form 8-K.

Policy Against Hedging of Stock

Our insider trading policy prohibits our directors, officers and employees from entering into hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps and collars, because such transactions may permit a director, officer or employee to continue to own securities obtained through our employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as our other stockholders.

Corporate Governance Guidelines

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The Board of Directors has adopted a set of corporate governance guidelines to set clear parameters for the operation of our Board of Directors. Our corporate governance guidelines are available on our website at https://investor.lifestance.com/corporate-governance/governance-documents.

Director Nomination Process

The nominating and corporate governance committee recommends, and the Board of Directors nominates, candidates to stand for election as directors. The nominating and corporate governance committee has the authority to engage search firms for the purpose of identifying highly qualified director candidates, for which such firms are paid a fee. Stockholders may also nominate persons to be elected as directors in accordance with our bylaws and applicable law, as described under “Additional Information-Requirements for Stockholder Proposals.”

Board Membership Criteria

We seek a Board of Directors that collectively possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee the Company’s business. Accordingly, the Board of Directors considers the qualifications of directors and director candidates individually and in the broader context of its overall composition and the Company’s current and future needs.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but takes into consideration each candidate’s ability, judgment and experience and the overall diversity and composition of our Board of Directors when recommending director nominees. The nominating and corporate governance committee does not have a written policy regarding stockholder nominations, but it is the practice of the committee to consider candidates proposed by stockholders if made in accordance with our bylaws.

We look for a Board that represents diversity as to experience, gender, and ethnicity/race, and that reflects a range of talents, ages, skills, viewpoints, professional experiences, geographies, and educational backgrounds.

Board Diversity Matrix (as of April 23, 2024)

Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Demographic Background Undisclosed	—	1	—	—

Board Diversity Matrix (as of April 21, 2023)

Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—	—	—	—
Demographic Background Undisclosed	—	1	—	—

Stockholder Engagement

We value stockholder engagement and strive for regular communication with our stockholders throughout the year. In addition to engaging with stockholders through our quarterly earnings calls, we routinely participate in direct investor meetings and investment community conferences.

Communications with Directors

Stockholders and other interested parties wishing to communicate directly with our Board of Directors or individual directors may do so by writing to the Board of Directors or such individual c/o the Corporate Secretary, LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 2500, Scottsdale, Arizona 85251. The Corporate Secretary will forward such communications to the Board of Directors or individual at or prior to the next meeting of the Board of Directors. The Corporate Secretary will not forward any communication determined in his good faith belief to be frivolous, unduly hostile, threatening or similarly unsuitable.

PROPOSAL 2:

Ratification of Independent Registered Public Accounting Firm

The audit committee of our Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the year ended December 31, 2024. We are asking our stockholders to ratify this appointment.

SEC and Nasdaq regulations require our audit committee to engage, retain, and supervise our independent registered public accounting firm. Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required by applicable law nor by our bylaws, we are submitting our selection of PwC as our independent registered public accounting firm as a matter of good corporate governance.

We expect that representatives of PwC will be present at the meeting, that the representatives will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.

PwC has served as our independent registered public accounting firm since 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the audit committee charter, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors. Since the pre-approval policy was adopted in 2021, the audit committee pre-approved all audit and permitted non-audit services provided by PwC.

Principal Accountant Fees and Services

The following sets forth fees billed by PwC for the audit of our annual consolidated financial statements and other services rendered for the fiscal years ended December 31, 2023 and 2022:

	Year ended December 31,
	2023	2022
Audit Fees (1)	$1,703,373	$1,813,500
Audit Related Fees (2)	—	—
Tax Fees (3)	100,000	—
All Other Fees (4)	991	2,991
Total	$1,804,364	$1,816,491
(1)
Audit fees consists of fees billed for professional services performed by PwC for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements included in quarterly reports, and services that are normally provided by PwC in connection with statutory and regulatory filings.
(2)
Audit-related fees consists of fees billed by PwC for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include fees for professional services rendered in connection with registration statements and public offerings.
(3)
Tax fees consists of fees billed by PwC for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal and state tax compliance, mergers and acquisitions, and tax planning.
(4)
All other fees consists of fees related to a subscription to online accounting research and disclosure software.

There were no other fees billed by PwC for services rendered to us, other than the services described above, for fiscal years ended December 31, 2023 and 2022.

The Board of Directors recommends a vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the year ended December 31, 2024.

PROPOSAL 3:

Advisory Vote on Named Executive Officer Compensation

The Compensation Discussion and Analysis section of this Proxy Statement beginning on page 20 describes our executive compensation program and the compensation of our named executive officers for the year ended December 31, 2023.

Our executive compensation program is designed to help us attract, retain and incentivize talented executives and to closely align pay with performance. Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our executive compensation program implements our compensation philosophy.

The Board of Directors is asking stockholders to support this proposal. Although the vote we are asking you to cast is advisory and non-binding, the compensation committee and the Board of Directors value the views of our stockholders as expressed in their votes. The Board of Directors and the compensation committee will consider the outcome of the vote when making future executive compensation decisions.

The Board of Directors recommends a vote FOR the approval, on an advisory and non-binding basis, of the compensation paid to the Company's named executive officers for 2023.

PROPOSAL 4:

Advisory Vote on Frequency of Future Advisory Votes on the Compensation Paid to Named Executive Officers

The Board of Directors is asking stockholders to vote, on a non-binding advisory basis, on how frequently we should present to stockholders the advisory vote on named executive officer compensation (the so-called “say-on-pay” vote). We are required to submit to a stockholder vote at least once every six years whether say-on-pay votes should be presented every one, two or three years.

Stockholders will specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. After careful consideration of the frequency alternatives, the Board of Directors believes that a ONE YEAR frequency for conducting say-on-pay votes is appropriate for the Company and its stockholders at this time.

Although the vote we are asking you to cast is advisory and non-binding, the compensation committee and the Board will consider the outcome of the vote, among other factors, when determining the frequency of say-on-pay votes.

The Board of Directors recommends a vote FOR the option of ONE YEAR on the frequency for future advisory votes on the compensation paid to named executive officers.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The compensation discussion and analysis that follows describes our executive compensation philosophy, policies and practices, summarizes our executive compensation program, and discusses executive compensation decisions made by the compensation committee in 2023 with respect to the following executive officers (referred to herein as our “named executive officers”):

Name	Principal Position
Kenneth Burdick	Chief Executive Officer
David Bourdon	Chief Financial Officer and Treasurer
Danish Qureshi	President and Chief Operating Officer
Pablo Pantaleoni	Chief Digital Officer
Ryan Pardo	Chief Legal Officer and Secretary

2023 Highlights

2023 was a year of strong financial performance, while we remained focused on operational improvements, profitable growth and disciplined capital deployment to fortify the foundation of our business. Some of our accomplishments include:

•
Our total revenue increased by 23% from the prior year to $1.06 billion.
•
Our clinician base increased by 18% from the prior year to 6,645 clinicians.
•
Our visit volumes increased by 20% from the prior year to 6.9 million.
•
Net loss for the full year decreased by 14% to $186.3 million from $215.6 million in the prior year.
•
Our Adjusted EBITDA* increased 12% to $59.0 million from $52.7 million in the prior year.

* Adjusted EBITDA is a non-GAAP financial measure. For a discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to GAAP net loss, see the section titled "Key Metrics and Non-GAAP Financial Measures" included in our Annual Report on Form 10-K for fiscal year 2023.

Our 2024 guidance reflects this strong positive momentum of our organization, and we believe that the efforts of our named executive officers were critical to our achieving this momentum and our successes in 2023.

Overview of our Executive Compensation Program

Our executive compensation program is designed to help us attract, retain and incentivize talented executives and to closely align pay with performance. To further these goals, we tie a significant portion of our executives’ compensation to the attainment of key performance goals that we believe will help us attain short- and long-term business objectives and create shareholder value. We use equity-based compensation to further align the interests of our executives with those of our shareholders. Finally, we provide market-competitive base salaries, benefits and severance protections to provide a fixed element of compensation designed to promote stability and ensure that our executives can perform their responsibilities without and so as not to encourage unnecessary risk-taking.

Described below are some of the practices that we consider good governance features of our executive compensation program.

•
No agreements providing change in control excise or other tax gross-up provisions for any executives;
•
Use of independent compensation consultant;
•
Policies prohibiting the hedging and pledging of our stock;
•
Implemented compensation recoupment policy;
•
Limited perquisites provided to our named executive officers; and
•
No supplemental executive retirement plans.

We believe that the features of our executive compensation program benefit the Company as a whole and serve to increase the alignment of incentives between our executive officers and our shareholders.

Process for Determining Executive Compensation

The compensation committee is generally responsible for determining the compensation of our executive officers, and our Chief Executive Officer generally makes recommendations to the compensation committee about the compensation of his direct reports. No member of the management team, including our Chief Executive Officer, has a role in determining his or her own compensation.

Independent Compensation Consultant

In 2023, the compensation committee engaged Pay Governance, an independent compensation consulting firm, to assist it in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing pay benchmarking data. Prior to engaging Pay Governance, the compensation committee assessed the independence of Pay Governance and, on the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable Nasdaq rules, satisfied itself that no relationships exist that would create a conflict of interest or that would impact Pay Governance’s independence.

Use of Peer Group and Market Data

The compensation committee uses peer group data as a reference point to gauge the reasonableness of its executive compensation decisions and the general competitiveness of our executive compensation program in the market. The compensation committee selects companies in the health care or technology industry with which it believes we compete for talent. Other factors considered in developing the peer group included, but were not limited to, revenue size, market capitalization, headcount, and unique characteristics of our business model. A list of our peer group companies that the compensation committee used in connection with 2023 executive compensation decisions is below.

1Life Healthcare, Inc.	American Well Corporation
Certara, Inc.	Change Healthcare Inc.
Clover Health Investments, Corp.	Dropbox, Inc.
Elastic N.V.	GoodRx Holdings, Inc.
HealthEquity, Inc.	iRhythm Technologies, Inc.
Oak Street Health, Inc.	Palantir Technologies Inc.
Phreesia, Inc.	Signify Health, Inc.
Teladoc Health, Inc.	Veeva Systems Inc.

In addition to peer group data, the compensation committee also reviews broader market and healthcare data from Radford's Global Compensation Database to form a holistic view of the market. While our compensation committee does not have any formal policy, our compensation committee generally targets the 50th percentile of the market when setting executives’ base pay and target short-term incentive compensation and generally targets the 75th percentile of the market when setting executives’ long-term incentive compensation (at target).

Components of our Executive Compensation Program

Elements of Compensation

Below is a summary of the primary elements of our executive compensation program, each of which is discussed in more detail below.

Element	Summary Description
Base Salary	• Annual fixed cash compensation
Annual Bonus Awards	• Annual cash bonus plan, with the following metrics for 2023: o Revenue o Adjusted EBITDA o Net Clinician Growth o Patient Satisfaction
Long-term Equity Incentive Awards	• Time- and performance-based restricted stock unit (“RSU”) awards in 2023

Base Salary

Each of our named executive officers is paid a base salary. The compensation committee believes this element of compensation is important because it provides a fixed element of compensation that reflects the individual named executive officer's skills, experience and role, as valued in the marketplace and within the Company. Base salaries are subject to annual review by the compensation committee and are adjusted from time to time based on these considerations, as well as peer group and other market data, as described above.

In 2023, Mr. Burdick’s base salary was reduced from $750,000 per year to $600,000 per year, a 20% decrease, and his target annual bonus was increased from 100% to 150% of his annual base salary, effectively maintaining Mr. Burdick’s overall cash compensation if target performance is achieved under our annual bonus plan, but increasing the portion of Mr. Burdick’s compensation that is at-risk and subject to our achievement of performance goals, and providing more upside to Mr. Burdick in the event of performance in excess of target achievement levels, by virtue of his maximum bonus potential increasing from 200% of his annual base salary to 250%. The compensation committee believes this change further aligns Mr. Burdick’s interest with those of our shareholders by tying a larger portion of his compensation directly to our performance. In 2023, the compensation committee also approved a 6% increase to Mr. Qureshi’s base salary, a 10% increase to Mr. Pantaleoni’s base salary, and an 11 % increase to Mr. Pardo’s base salary, in each case based on the factors described above and to bring such salaries more in line with the market. Mr. Bourdon did not receive a base salary increase in 2023, in part because his compensation was set in relatively close proximity to our annual compensation review cycle in connection with his November 2022 hire.

The following table sets forth the annual base salaries for each of our named executive officers as of the end of 2023:

Name	2022 Base Salary ¹	2023 Base Salary ¹	Percentage Change
Kenneth Burdick	$750,000	$600,000	(20%)
David Bourdon	$500,000	$500,000	0%
Danish Qureshi	$330,000	$350,000	6%
Pablo Pantaleoni	$385,000	$425,000	10%
Ryan Pardo	$300,000	$333,000	11%

1 As of December 31st of the applicable year.

Annual Bonus Plan

The compensation committee believes that a significant portion of our named executive officers' cash compensation should be tied to our performance. Each of our named executive officers is eligible to earn a cash bonus under our annual bonus program based on the achievement of key corporate financial and strategic goals. We believe this element of compensation is important because it directly ties the compensation paid to our named executive officers with the achievement of key performance goals that are important to the Company and its stakeholders.

The compensation committee established the corporate performance metrics for our 2023 cash bonus program, following input from our Chief Executive Officer and its independent compensation consultant, as Adjusted EBITDA*, revenue, net clinician growth and patient satisfaction. When setting goals for each of these metrics, the compensation committee strived to set challenging, yet achievable, performance goals that would promote the achievement of short-term business objectives and were aligned with our annual business plan, while also supporting our longer-term business objectives. The compensation committee chose these performance goals because it believes Adjusted EBITDA*, revenue, net clinician growth and patient satisfaction are the primary indicators of our success in delivering our mission of expanding access to high quality mental healthcare through a high performing business model.

* Adjusted EBITDA is a non-GAAP financial measure. For a discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to GAAP net loss, see the section titled "Key Metrics and Non-GAAP Financial Measures" included in our Annual Report on Form 10-K for fiscal year 2023.

Following the end of the fiscal year, the compensation committee determines the achievement of the performance goals and the payments to be made under the annual bonus program.

The table below shows the bonus payment levels based on the level of achievement of the corporate performance goals under our 2023 cash bonus program, with payments for performance between such payment levels determined based on linear interpolation.

2023 Annual Bonus Plan Performance Targets
	Weighting (%)	Threshold Performance (50%)	Target Performance (100%)	Maximum Performance (200%)
Adjusted EBITDA (1)	50%	$42M	$53M	$73M
Revenue	20%	$900M	$980M	$1,140M
Net Clinician Growth (2)	15%	690	1,090	1,590
Patient Satisfaction (3)	15%	59	75	95
Payout %		50%	100%	200%
(1)
Adjusted EBITDA is a non-GAAP financial measure. For a discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to GAAP net loss, see the section titled "Key Metrics and Non-GAAP Financial Measures" included in our Annual Report on Form 10-K for fiscal year 2023.
(2)
Net clinician growth is measured based on the number of new clinicians added to the Company during 2023.
(3)
Patient satisfaction is measured based on patient Net Promoter Scores.

The target amount of each named executive officer's annual cash bonus is set by the compensation committee as a percentage of his base salary. The target amount for each of Mr. Burdick, Mr. Bourdon, Mr. Qureshi, Mr. Pantaleoni, and Mr. Pardo was initially established in connection with their hire based on internal pay equity considerations and each named executive officer's skill set, experience, role and responsibilities. Target annual bonuses are subject to annual review by our Board of Directors or the compensation committee and are adjusted from time to time based on these considerations, as well as peer group and other market data, as described above.

In 2023, the compensation committee increased Mr. Burdick's target annual bonus percentage from 100% to 150% of his base salary as described above, and did not adjust the target bonus percentages for any of the other named executive officers.

The target annual bonus percentage for each of our named executive officers for 2023 is listed in the table below:

Named Executive Officer	Target Bonus Opportunity (as a percentage of base salary)
Kenneth Burdick	150%
David Bourdon	75%
Danish Qureshi	75%
Pablo Pantaleoni	50%
Ryan Pardo	50%

The actual amount earned by each named executive officer under our 2023 annual cash bonus program was determined by the compensation committee in early 2024 based on the level of achievement of the performance goals under this program. Based on 2023 Company performance, Mr. Burdick earned a bonus of $945,000 for fiscal year 2023. However, the Board of Directors, at the request of Mr. Burdick, elected to reduce this amount to $770,000 in order to support employee recognition and inclusion activities. Otherwise, neither the compensation committee nor the Board of Directors exercised any discretion to adjust, positively or negatively, the amount of any named executive officer’s annual bonus determined in accordance with the foregoing formula.

Actual achievement of the 2023 performance goals was as follows:

Performance Goal	2023 Performance Year	Level of Achievement (as a % of Target)
Adjusted EBITDA	$59M	105%
Revenue	$1,056M	108%
Net Clinician Growth	1,014	93%
Patient Satisfaction	82	109%

Based on the Company's achievement of the performance goals set forth above, and the adjustment for Mr. Burdick as described above, payment under the annual bonus program for each of our named executive officers for 2023 was as follows:

Named Executive Officer	Target Bonus Opportunity ($)	2023 Bonus Payment ($)
Kenneth Burdick	900,000	770,000
David Bourdon	375,000	393,750
Danish Qureshi	262,500	275,625
Pablo Pantaleoni	212,500	223,125
Ryan Pardo	166,500	174,825

Long-term Equity Incentive Awards

Our Board of Directors and the compensation committee believe that in order to appropriately incentivize our executives to create shareholder value, a significant portion of our named executive officers' compensation should be in the form of equity-based compensation. Our long-term incentive program is designed to promote stock ownership by our senior management, tie compensation realized to stock price performance and encourage retention of key executives. Our long-term incentive program is a key tool in aligning executive pay with value creation on behalf of shareholders.

2023 Grants of Time- and Performance-Based RSU Awards

Our 2023 long-term equity incentive program was comprised of two components: time-based RSUs and performance-based RSUs. In 2023, our Board of Directors granted to each of our named executive officers time-based RSUs and performance-based RSUs. For each of Messrs. Burdick, Bourdon, and Qureshi, approximately 70% of the total value of 2023 equity awards was allocated to performance-based RSUs (at target level of performance) and approximately 30% was allocated to time-based RSUs (excluding, for Mr. Burdick, the one-time additional award of RSUs described below). For all of our other named executive officers, approximately 50% of the total value of 2023 equity awards was allocated to each of performance-based RSUs (at target level performance) and time-based RSUs.

In addition to the 2023 annual equity awards granted to all of our named executive officers, on March 6, 2023, Mr. Burdick was granted a one-time additional award of 1,816,239 time-based RSUs that vest over a five-year period with 50% of the RSUs vesting on the third anniversary of the grant date and 25% of the RSUs vesting on each of the fourth and fifth anniversaries of the grant date, in each case, generally subject to continued service through the vesting date. The compensation committee determined to grant Mr. Burdick this one-time award because based on its review of the value of his outstanding equity, which had declined primarily, in the compensation committee's view, as a result of performance that occurred before his commencement of employment.

In March 2023, each of our named executive officers was granted time-based and performance-based RSUs, as follows:

	Time-Based RSUs		Performance-Based RSUs
Kenneth Burdick	1,816,239	(1)	—
	544,871		1,271,368
David Bourdon	160,256		373,932
Danish Qureshi	320,512		747,864
Pablo Pantaleoni	197,649		197,650
Ryan Pardo	192,307		192,308
(1)
Represents the one-time time-based RSU award granted to Mr. Burdick in 2023, as described above.

The time-based RSUs (other than Mr. Burdick's one-time award described above) vest as to 25% of the RSUs on each of the first four anniversaries of March 6, 2023, generally subject to continued service through the vesting date.

The performance-based RSUs granted in 2023 are earned based on the achievement of pre-established revenue targets (up to 50%) and pre-established Adjusted EBITDA targets (up to 50%) for each of 2023, 2024, and 2025 (1/3 each year) and vest on the date the achievement of such targets is determined by our Board of Directors or compensation committee, in each case, generally subject to continued service through such vesting date. The number of performance-based RSUs that vest with respect to each one-year performance period is determined based on the level at which the applicable target is achieved and can range from 0% to 100% of the RSUs subject to each portion of the award, with no interpolation for performance between threshold and target levels. The revenue and Adjusted EBITDA targets were not established for the 2024 and 2025 performance periods prior to December 31, 2023 and, as a result, the shares subject to such portions of the performance-based RSU awards were not considered to be granted during 2023 from an accounting perspective and are therefore not included in the Summary Compensation Table, the Grants of Plan-Based Awards Table or the Outstanding Equity Awards at Fiscal Year-end Table. To the extent earned based on performance, the 2023 portion of the performance-based RSUs granted in 2023 vested in the first quarter of 2024 upon the compensation committee’s determination of such performance. The following table sets forth (1) the revenue and Adjusted EBITDA goals for the 2023 performance period for performance-based RSUs granted in 2023, (2) our actual revenue and Adjusted EBITDA for the performance period ending December 31, 2023, and (3) the percentage of performance-based RSUs granted in 2023 eligible to vest based on 2023 performance that were earned based on such performance:

Year of Grant	Performance Period Year	Performance Metric	Threshold (50% of target RSUs earned) ($)	Target (100% of target RSUs earned) ($)	Actual Performance ($)	% of target RSUs earned
2023	2023	Revenue (50%)	980M	1,000M	1,056M	100%
2023	2023	Adjusted EBITDA* (50%)	50M	56M	59M	100%

* Adjusted EBITDA is a non-GAAP financial measure. For a discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to GAAP net loss, see the section titled "Key Metrics and Non-GAAP Financial Measures" included in our Annual Report on Form 10-K for fiscal year 2023.

2022 Grants of Performance-Based RSU Awards

Each of Mr. Qureshi, Mr. Pantaleoni, and Mr. Pardo also held performance-based RSUs granted in 2022 that were eligible to vest based on revenue and Adjusted EBITDA during the 2023 performance period. The 2023 performance period revenue and Adjusted EBITDA targets were established during 2023 and, as a result, the shares subject to the 2023 portion of the performance-based RSU awards granted in 2022 were considered to be granted during 2023 from an accounting perspective and are therefore included in the Summary Compensation Table and the Grants of Plan-Based Awards Table for 2023. The performance metrics for the 2023 performance period were revenue (50%) and Adjusted EBITDA (50%). To the extent earned based on performance, the 2023 portion of the performance-based RSUs granted in 2022 vested in the first quarter of 2024 upon the compensation committee’s determination of such performance. The table below sets forth (1) revenue goals and Adjusted EBITDA goals for the 2023 performance period for performance-based RSUs granted in 2022, (2) our actual revenue and Adjusted EBITDA for the performance period ending December 31, 2023, and (3) the percentage of performance-based RSUs granted in 2022 eligible to vest based on 2023 performance that were earned based on such performance:

Year of Grant	Performance Period Year	Performance Metric	Threshold (50% of target RSUs earned) ($)	Target (100% of target RSUs earned) ($)	Actual Performance ($)	% of target RSUs earned
2022	2023	Revenue (50%)	980M	1,000M	1,056M	100%
2022	2023	Adjusted EBITDA* (50%)	50M	56M	59M	100%

* Adjusted EBITDA is a non-GAAP financial measure. For a discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to GAAP net loss, see the section titled "Key Metrics and Non-GAAP Financial Measures" included in our Annual Report on Form 10-K for fiscal year 2023.

2023 Performance Results for Performance-Based Restricted Stock

Each of Mr. Qureshi, Mr. Pantaleoni, and Mr. Pardo also holds shares of restricted stock received in connection with our initial public offering in respect of their pre-initial public offering equity. Certain of these shares of restricted stock are eligible to vest based on our average trading stock price on specified measurement dates (or alternatively based on TPG's return on investment), generally subject to the named executive officer’s continued service with us through the applicable vesting date. On June 30, 2023, one-third of the original number of performance-based shares of restricted stock held by each of Mr. Qureshi, Mr. Pantaleoni, and Mr. Pardo vested based on our average trading stock price.

Employee and Retirement Benefits

We currently provide broad-based health and welfare benefits that are available to our full-time employees, including our named executive officers, including health, life, vision, and dental insurance. In addition, we maintain a 401(k) retirement plan for our employees. The 401(k) plan also provides for matching employer contributions. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.

Agreements with our Named Executive Officers

We have entered into employment agreements or offer letters with each of our named executive officers other than Mr. Pardo that govern the terms and conditions of their employment relationship with us, including the compensation and benefits to which each executive is entitled. A summary of the material terms of these agreements is provided below under “Agreements with our Named Executive Officers.”

In 2022, our Board of Directors approved our Severance and Change in Control Policy (as amended from time to time, the “Change in Control Policy”). Each of our named executive officers participates in the Change in Control Policy. The Change in Control Policy provides severance protection to plan participants in the event their employment is terminated under certain circumstances in connection with a change in control. See “Potential Payments Upon Termination or Change in Control” below for a more detailed discussion of these potential payments to our named executive officers.

Other Compensation-Related Matters

Policy on Clawback and Recovery of Compensation

In November 2023, we adopted a clawback policy (the “Clawback Policy”) in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, including all of our named executive officers. Under the Clawback Policy, if there is a restatement of our financial results, certain incentive-based compensation paid or awarded to covered employees will be subject to cancellation and/or repayment if the amount of such compensation was calculated based upon the achievement of financial results that were the subject of the restatement and the amount of such compensation that would have been received by the covered employees had the financial results been properly reported would have been lower than the amount actually awarded.

Compensation Risk Assessment

The compensation committee assessed our compensation policies and practices, including the risks created by our compensation plans, and has concluded that the Company’s compensation policies and practices, in conjunction with the Company’s existing processes and controls, do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the compensation committee:

Jeffrey Rhodes (Chairman)

Darren Black

Jeffrey Crisan

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for the fiscal years ended December 31, 2023 and December 31, 2022, as applicable. No named executive officer’s compensation is reported in the following table for the fiscal year ended December 31, 2021 because no named executive officer was a named executive officer for such year.

Name and principal position	Year	Salary(1) ($)	Stock awards(2) ($)	Option awards(3) ($)	Nonequity incentive plan compensation(4) ($)	All other compensation(5) ($)	Total ($)
Kenneth Burdick(6) Chief Executive Officer	2023	623,077	13,423,219	—	770,000	13,200	14,829,496
	2022	196,538	—	40,753,003	—	3,554	40,953,095
David Bourdon(7) Chief Financial Officer and Treasurer	2023	500,000	1,448,004	—	393,750	13,200	2,354,954
	2022	51,923	1,000,001	3,938,542	—	2,077	4,992,543
Danish Qureshi(8) President and Chief Operating Officer	2023	345,385	3,104,452	—	275,625	13,200	3,738,662
	2022	330,000	1,390,605	12,225,902	—	12,200	13,958,707
Pablo Pantaleoni(9) Chief Digital Officer	2023	415,769	1,477,040	—	223,125	13,200	2,129,134
Ryan Pardo(10) Chief Legal Officer and Secretary	2023	325,385	1,436,891	—	174,825	8,737	1,945,838
(1)
The amounts reported in this column include contributions made by the named executive officer to our 401(k) plan.
(2)
The amounts reported in this column for 2023 include the aggregate grant date fair value of (i) time-based RSUs and time- and performance-based RSUs granted to our named executive officers during 2023, and (ii) performance-based RSUs granted to Mr. Qureshi, Mr. Pantaleoni and Mr. Pardo in 2022 which were eligible to vest based on performance in 2023 and for which the performance targets were established during 2023 and, as a result, such awards were considered granted in 2023 under FASB ASC Topic 718. For 2023, the grant date fair value was calculated by multiplying the number of RSUs subject to the award by the closing price of a share of common stock on the grant date (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), in accordance with FASB ASC Topic 718 and, with respect to RSUs subject to performance-based vesting conditions, was determined assuming that the performance-based vesting conditions were achieved in full (but not including any amounts attributable to performance-based RSUs eligible to vest based on performance in 2024 or 2025, as the performance targets for such awards were not established during 2023 and, as a result, such awards were not considered to be granted under FASB ASC Topic 718). The amounts reported in this column for 2022 include the aggregate grant date fair value of RSU awards granted to Mr. Qureshi and of shares of our common stock granted to Mr. Bourdon during 2022. For 2022, the grant date fair value was calculated by multiplying the number of RSUs or shares of common stock subject to the award by the closing price of a share of common stock on the grant date (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), in accordance with FASB ASC Topic 718 and, with respect to RSUs subject to performance-based vesting conditions, was determined assuming that the performance-based vesting conditions were achieved in full (but not including any amounts attributable to performance-based RSUs eligible to vest based on performance in 2023 or 2024, as the performance targets for such awards were not established during 2022 and, as a result, such awards were not considered to be granted under FASB ASC Topic 718). The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2023.
(3)
The amounts reported in this column for 2022 reflect the grant date fair value of the options granted to Messrs. Burdick, Bourdon and Qureshi in 2022, as computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures and, with respect to options subject to performance (market)-based vesting conditions, was determined using a Monte Carlo simulation. The assumptions used in calculating the grant date fair value of the options reported in this column are set forth in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2022.
(4)
Amounts reported in this column represent annual bonuses earned by our named executive officers under our annual bonus program with respect to the relevant fiscal year, which bonuses are based on the attainment of corporate performance goals. See “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Annual Bonus Plan” above.
(5)
The amounts reported in this column for 2023 reflect matching contributions made under our 401(k) plan on behalf of each of our named executive officers. The amounts reported in this column for 2022 reflect matching contributions made under our 401(k) plan on behalf of each of Messrs. Burdick, Bourdon and Qureshi.
(6)
Mr. Burdick was appointed as our Chief Executive Officer effective September 7, 2022.
(7)
Mr. Bourdon was appointed as our Chief Financial Officer and Treasurer effective November 10, 2022.
(8)
Mr. Qureshi served as our Chief Growth Officer until he was appointed Chief Operating Officer effective July 1, 2022. Mr. Qureshi was appointed President, in addition to his position as Chief Operating Officer, effective September 7, 2022. No amounts are reported for Mr. Qureshi for 2021 because he was not a named executive officer for such year.
(9)
Mr. Pantaleoni was appointed as our Chief Digital Officer effective October 19, 2020. No amounts are reported for Mr. Pantaleoni for 2021 or 2022 because he was not a named executive officer for such years.
(10)
Mr. Pardo was appointed as our Chief Legal Officer effective January 1, 2021. No amounts are reported for Mr. Pardo for 2021 or 2022 because he was not a named executive officer for such years.

Grants of Plan-Based Awards Table

The following table sets forth information regarding plan-based awards made to each of our named executive officers during fiscal year 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Kenneth Burdick	—		450,000	900,000	1,800,000	—	—	—	—	—
	3/6/2023	(4)	—	—	—	—	—	—	1,816,239	8,499,999
	3/6/2023	(4)	—	—	—	—	—	—	544,871	2,549,996
	3/8/2023	(5)	—	—	—	211,895	423,790	—	—	2,373,224
David Bourdon	—		187,500	375,000	750,000	—	—	—	—	—
	3/6/2023	(4)	—	—	—	—	—	—	160,256	749,998
	3/8/2023	(5)	—	—	—	62,322	124,644	—	—	698,006
Danish Qureshi	—		131,250	262,500	525,000	—	—	—	—	—
	3/6/2023	(4)	—	—	—	—	—	—	320,512	1,499,996
	3/8/2023	(5)	—	—	—	124,644	249,288	—	—	1,396,013
	3/8/2023	(6)	—	—	—	18,611	37,222	—	—	208,443
Pablo Pantaleoni	—		106,250	212,500	425,000	—	—	—	—	—
	3/6/2023	(4)	—	—	—	—	—	—	197,649	924,997
	3/8/2023	(5)	—	—	—	32,942	65,884	—	—	368,950
	3/8/2023	(6)	—	—	—	16,348	32,695	—	—	183,092
Ryan Pardo	—		83,250	166,500	333,000	—	—	—	—	—
	3/6/2023	(4)	—	—	—	—	—	—	192,307	899,997
	3/8/2023	(5)	—	—	—	32,052	64,104	—	—	358,982
	3/8/2023	(6)	—	—	—	15,885	31,770	—	—	177,912
(1)
Represents annual cash bonus opportunities granted under our annual bonus program for 2023. As described under “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Annual Bonus Plan” above, each named executive officer was eligible to receive a target annual bonus equal to a percentage of his annual base salary. The actual amount paid to our named executive officers under the 2023 annual bonus program is included in the Summary Compensation Table above, in the column labeled “Non-Equity Incentive Plan Compensation.”
(2)
Represents threshold and target potential future payouts performance-based RSUs granted to our named executive officers. No maximum is reported in this table because the performance-based RSUs do not provide for potential payouts above target.
(3)
Reflects the grant date fair value of time-based and performance-based RSU awards granted in 2023, determined in accordance with ASC Topic 718, and, with respect to performance-based RSUs, determined as described in footnote (2) to the Summary Compensation Table.
(4)
Represents a time-based RSU award granted in 2023. See “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Long-term equity incentive awards” above.
(5)
Represents a performance-based RSU award granted in 2023. The date included in the “Grant Date” column reflects the date on which the compensation committee established the 2023 performance targets applicable to the award. As described in more detail under “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Long-term Equity Incentive Awards” above, the performance-based RSU awards granted in 2023 are earned based on the achievement of pre-established revenue targets (up to 50%) and pre-established Adjusted EBITDA targets (up to 50%) for each of 2023, 2024, and 2025 (1/3 each year) and vest on the date the achievement of such targets is determined by our compensation committee, in each case, generally subject to continued service through such vesting date. The revenue and Adjusted EBITDA targets were not established for the 2024 and 2025 performance periods prior to December 31, 2023 and, as a result, the shares subject to such portions of the performance-based RSU awards were not considered to be granted during 2023 from an accounting perspective and are therefore not included in this table.
(6)
Represents a performance-based RSU award granted in 2022 which was eligible to vest based on performance in 2023 and for which the performance targets were established during 2023 and, as a result, such award was considered granted in 2023 under FASB ASC Topic 718. The date included in the “Grant Date” column reflects the date on which the compensation committee established the 2023 performance targets applicable to the award. As described in more detail under “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Long-term Equity Incentive Awards” above, the performance-based RSU awards granted in 2022 are eligible to vest based on the achievement of pre-established revenue targets (up to 50%) and pre-established Adjusted EBITDA targets (up to 50%) for each of 2023 and 2024 (1/3 each year) and vest on the date the achievement of such targets is determined by our compensation committee, in each case, generally subject to continued service through such vesting date. The revenue and Adjusted EBITDA targets were not established for the 2024 performance period prior to December 31, 2023 and, as a result, the shares subject to such portions of the performance-based RSU awards were not considered to be granted during 2023 from an accounting perspective and are therefore not included in this table.

Agreements with Our Named Executive Officers

Each of our named executive officers other than Mr. Pardo is party to an employment agreement or offer letter with us that sets forth the terms and conditions of his employment. The material terms of the agreements are described below. The terms “cause” and “good reason” referred to below are defined in the respective named executive officer’s agreement.

Mr. Burdick. In connection with his appointment as Chief Executive Officer, effective September 7, 2022, we entered into an employment agreement with Mr. Burdick that provides for an entitlement to an annual base salary and an annual bonus opportunity (each of which has subsequently been adjusted as described above) with the actual amount of such bonus based upon achievement of performance objectives determined by our Board of Directors or the compensation committee. Under the agreement, Mr. Burdick is entitled to reimbursement for business expenses (including annual access to a maximum of fifty (50) flight hours of private aircraft service for business travel) in accordance with the Company’s reimbursement policies.

Mr. Bourdon. In connection with his appointment as Chief Financial Officer and Treasurer of the Company, effective November 10, 2022, we entered into an employment agreement with Mr. Bourdon that provides for an entitlement to an annual base salary of $500,000 and, beginning for calendar year 2023, an annual bonus opportunity with a target equal to 75% of his base salary and with the actual amount of such bonus based upon achievement of performance objectives determined by our Board of Directors or the compensation committee. In connection with his commencement of employment, pursuant to his employment agreement, the Company issued Mr. Bourdon a one-time signing bonus in the amount of $1,000,000, payable in shares of the Company’s common stock based on the closing price of the Company’s common stock on November 10, 2022 and which is subject to repayment by Mr. Bourdon if his employment terminates prior to November 10, 2026 for any reason other than as a result of a termination of employment by the Company without cause or a resignation by Mr. Bourdon for good reason.

Mr. Qureshi. On May 14, 2020, we entered into an amended and restated employment agreement with Mr. Qureshi that provides for his entitlement to an annual base salary and incentive bonus opportunity, each of which has subsequently been increased. In connection with his promotion to President, in addition to his role as Chief Operating Officer, on September 7, 2022, we entered into a letter agreement with Mr. Qureshi that provides for a target annual bonus equal to 75% of his annual base salary commencing for 2022.

Mr. Pantaleoni. On September 8, 2020, we entered into an offer letter agreement with Mr. Pantaleoni that provides for his entitlement to an annual base salary and incentive bonus opportunity, each of which has subsequently been increased.

Each of our named executive officers is bound by certain restrictive covenant obligations, including covenants relating to confidentiality and assignment of inventions, as well as covenants not to compete or solicit certain of our service providers, customers, and suppliers during his employment and for eighteen (18) months after termination of employment (or three (3) years after termination of employment in the case of Mr. Pantaleoni’s non-solicitation obligations). In addition, in connection with his sale of equity interests in the TPG Acquisition (as defined below), each of Mr. Qureshi and Mr. Pardo agreed not to disparage, compete, or solicit certain of our service providers for a period of four years, and not to disclose confidential information for a period of five years, in each case, after May 14, 2020.

Each of our named executive officers is entitled to severance and other benefits upon a termination of his employment in certain circumstances pursuant to his employment agreement and/or our Change in Control Policy, as applicable. These severance protections are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-end Table

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2023:

			Option Awards							Stock Awards
Name	Grant Date	Vesting Start Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Kenneth Burdick	9/7/2022	9/7/2022	783,712	2,351,134	(2)	6,269,693	(3)	7.61	9/7/2032	—		—	—		—
	3/6/2023	—	—	—		—		—	—	1,816,239	(4)	14,221,151	—		—
	3/6/2023	—	—	—		—		—	—	544,871	(5)	4,266,340	—		—
	3/8/2023	—	—	—		—		—	—	423,790	(6)	3,318,276	—		—
David Bourdon	11/10/2022	11/10/2022	104,167	312,499	(2)	833,334	(3)	5.53	11/10/2032	—		—	—		—
	3/6/2023	—	—	—		—		—	—	160,256	(5)	1,254,804	—		—
	3/8/2023	—	—	—		—		—	—	124,644	(6)	975,963	—		—
Danish Qureshi	5/14/2020	—	—	—		—		—	—	—		—	753,608	(7)	5,900,751
	6/9/2021	—	—	—		—		—	—	183,660	(8)	1,438,058	—		—
	4/21/2022	4/1/2022	—	—		—		—	—	83,748	(9)	655,747	—		—
	9/7/2022	9/7/2022	235,114	705,340	(2)	1,880,908	(3)	7.61	9/7/2032	—		—	—		—
	3/6/2023	—	—	—		—		—	—	320,512	(5)	2,509,609	—		—
	3/8/2023	—	—	—		—		—	—	249,288	(6)	1,951,925	—		—
	3/8/2023	—	—	—		—		—	—	37,222	(10)	291,448	—		—
Pablo Pantaleoni	11/10/2020	—	—	—		—		—	—	—		—	167,468	(7)	1,311,274
	4/21/2022	4/1/2022	—	—		—		—	—	73,563	(9)	575,998	—		—
	3/6/2023	—	—	—		—		—	—	197,649	(5)	1,547,592	—		—
	3/8/2023	—	—	—		—		—	—	65,884	(6)	515,872	—		—
	3/8/2023	—	—	—		—		—	—	32,695	(10)	256,002	—		—
Ryan Pardo	5/14/2020	—	—	—		—		—	—	—		—	334,936	(7)	2,622,549
	6/9/2021	—	—	—		—		—	—	153,914	(8)	1,205,147	—		—
	4/21/2022	4/1/2022	—	—		—		—	—	71,483	(9)	559,712	—		—
	3/6/2023	—	—	—		—		—	—	192,307	(5)	1,505,764	—		—
	3/8/2023	—	—	—		—		—	—	64,104	(6)	501,934	—		—
	3/8/2023	—	—	—		—		—	—	31,770	(10)	248,759	—		—
(1)
Based on the closing price of a share of our common stock on December 29, 2023, the last trading day in 2023 ($7.83).
(2)
Represents options to purchase shares of our common stock that vested as to one-fourth (1/4) of the underlying shares on the first anniversary of the vesting start date listed above and will vest as to one-fourth (1/4) of the underlying shares on each of the second, third, and fourth anniversaries of the vesting start date listed above, generally subject to the named executive officer’s continued service through each such vesting date. If the named executive officer’s employment is terminated by us without cause or by him for good reason, in either case, within six months prior to or within twelve (12) months following a change in control, the underlying shares will vest in full upon the later of the change in control or such termination of employment.
(3)
Represents options to purchase shares of our common stock that are subject to time- and performance-based vesting, with 25% of the shares subject to such options eligible to vest beginning on each of the first four anniversaries of the vesting start date listed above to the extent specified average trading stock price hurdles are achieved, generally subject to the named executive officer’s continued service. Upon a change in control, the options will vest based on actual performance through such change in control. If the named executive officer’s employment is terminated by us without cause or by him for good reason, the options will vest based on actual performance through such termination of employment. If the named executive officer’s employment is terminated by us without cause or by him for good reason, in either case, within six months prior to a change in control, the options will remain outstanding and eligible to vest in connection with such change in control.
(4)
Represents time-based RSUs that vest over a five-year period with 50% of the RSUs vesting on the third anniversary of the grant date and 25% of the RSUs vesting on each of the fourth and fifth anniversaries of the grant date, in each case, generally subject to Mr. Burdick’s continued service through the vesting date.
(5)
Represents time-based RSUs that vest as to one-fourth (1/4) of the RSUs on each of the first four anniversaries of the grant date, generally subject to the named executive officer’s continued service through the applicable vesting date.
(6)
Represents performance-based RSUs that have a one-year performance period ending on December 31, 2023 that were eligible to vest in 2024 upon the compensation committee’s determination of the achievement of pre-established performance metrics, generally subject to the named executive officer’s continued service through the vesting date. These RSUs vested at target performance (100%) in 2024 upon the compensation committee’s determination of the achievement of the performance conditions stated in the award. The number of RSUs reported in the table are based on target performance (100%). Does not include any performance-based RSUs granted in 2023 that are eligible to be earned based on performance during 2024 or 2025, as such RSUs were not considered to have been granted from an accounting perspective prior to December 31, 2023. For a detailed description of the vesting terms, see “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Long-term Equity Incentive Awards” above.
(7)
Represents shares of restricted stock received in exchange for Class B Units held by the named executive officer in connection with our initial public offering that are subject to performance-based vesting conditions and are eligible to vest depending on TPG’s achievement of specified return on investment thresholds, which may be satisfied based on our average trading stock price on specified measurement dates, generally subject to the named executive officer’s continued service with us through the applicable vesting date. For Mr. Qureshi and Mr. Pardo only, if the named executive officer’s employment is terminated by us without cause or by him for good reason, the shares of restricted stock remain outstanding and eligible to vest for six months following such termination of employment.
(8)
Represents RSUs that vest on June 9, 2024, generally subject to the named executive officer’s continued service through the applicable vesting date.
(9)
Represents RSUs that vested as to one-fourth (1/4) of the RSUs on the first anniversary of the vesting start date listed above and will vest as to one-fourth (1/4) of the RSUs on each of the second, third, and fourth anniversaries of the vesting start date listed above, generally subject to the named executive officer’s continued service through the applicable vesting date.
(10)
Represents performance-based RSUs granted in 2022 which had a one-year performance period ending on December 31, 2023 and were eligible to vest in 2024 upon the compensation committee’s determination of the achievement of pre-established performance metrics, generally subject to the named executive officer’s continued service through such vesting date. The performance targets were established during 2023 and, as a result, such awards were considered granted in 2023 under FASB ASC Topic 718. The date included in the “Grant Date” column reflects the date on which the compensation committee established the 2023 performance targets applicable to the award. The number of RSUs reported in the table are based on target performance (100%). These RSUs vested at target performance (100%) in 2024 upon the compensation committee’s determination of the achievement of the performance conditions stated in the award. Does not include any performance-based RSUs granted in 2022 that are eligible to vest based on performance during 2024, as such RSUs were not considered to have been granted from an accounting perspective prior to December 31, 2023. For a detailed description of the vesting terms, see “Compensation Discussion and Analysis—Components of our Executive Compensation Program—Long-term Equity Incentive Awards” above.

Option Exercises and Stock Vested

The following table sets forth certain information for each of our named executive officers regarding stock awards vested during the fiscal year ended December 31, 2023. None of our named executive officers exercised options during 2023.

	Stock awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Kenneth Burdick	—	—
David Bourdon	—	—
Danish Qureshi	1,467,273	13,070,584
Pablo Pantaleoni	303,563	2,338,403
Ryan Pardo	735,829	6,525,775
(1)
For stock awards, the value realized is based on the closing price of our common stock on the settlement date.

Pension Benefits and Nonqualified Deferred Compensation

None of our named executive officers participated in or received benefits from a pension plan or from a nonqualified deferred compensation plan during fiscal year 2023 or prior years.

Potential Payments Upon Termination or Change in Control

Mr. Burdick. Under his employment agreement, if Mr. Burdick’s employment is terminated by the Company without cause or if Mr. Burdick resigns for good reason, he will be entitled to receive: (i) continued payment of his base salary for a period of eighteen (18) months following termination, (ii) an amount equal to his annual bonus for the year of termination, based on actual performance and pro-rated to reflect the portion of the calendar year during which he was employed (“Pro-Rata Bonus”), (iii) payment of his full COBRA premiums for eighteen (18) months following his termination, subject to his eligibility for, and timely election of, COBRA coverage, and (iv) if Mr. Burdick elects to continue his participation in our insurance plans, other than the health and dental insurance plans, payment of his full premium cost for eighteen (18) months following his termination, subject to his eligibility for such continued participation. If his employment is terminated due to his death or disability, he will receive a Pro-Rata Bonus and, upon a termination due to his disability, six months of base salary continuation (reduced by any wage continuation payments received under any of our health and disability insurance plans). Mr. Burdick is also eligible to receive severance payments and benefits under the Change in Control Policy, as described below, upon a termination of his employment in certain circumstances within the specified change in control period (without duplication with respect to any severance benefits he is entitled to under his employment agreement), which payments and benefits shall be no less favorable than those in effect under the policy on the effective date of his employment agreement.

Mr. Bourdon. Under his employment agreement, if Mr. Bourdon’s employment is terminated by the Company without cause or if Mr. Bourdon resigns for good reason, he will be entitled to receive: (i) continued payment of his base salary for a period of twelve (12) months following termination, (ii) payment of his full COBRA premiums for twelve (12) months following his termination, subject to his eligibility for, and timely election of, COBRA coverage, and (iii) if Mr. Bourdon elects to continue his participation in our insurance plans, other than the health and dental insurance plans, payment of his full premium cost for twelve (12) months following his termination, subject to his eligibility for such continued participation. Mr. Bourdon is also eligible to receive severance payments and benefits under the Change in Control Policy, as described below, upon a termination of his employment in certain circumstances within the specified change in control period (without duplication with respect to any severance benefits he is entitled to under his employment agreement), which payments and benefits shall be no less favorable than those in effect under the policy on the effective date of his employment agreement.

Mr. Qureshi. Under his amended and restated employment agreement, if Mr. Qureshi’s employment is terminated by the Company without cause or if Mr. Qureshi resigns for good reason, he will be entitled to receive: (i) continued payment of his base salary for a period of six months following termination, (ii) payment of his full COBRA premiums for six months following his termination, subject to his eligibility for, and timely election of, COBRA coverage, and (iii) if Mr. Qureshi elects to continue his participation in our insurance plans, other than the health and dental insurance plans, payment of his full premium cost for six months following his termination, subject to his eligibility for such continued participation. If his employment is terminated due to his disability, he will receive six months of base salary continuation (reduced by any wage continuation payments received under any of our health and disability insurance plans). Mr. Qureshi is also eligible to receive benefits under the Change in Control Policy, as described below, but without duplication of any severance benefits payable under his employment agreement.

Change in Control Policy. On August 9, 2022, our Board of Directors approved the Change in Control Policy pursuant to which certain of our employees are eligible to participate, including each of our named executive officers. The terms “cause,” “good reason,” and “change in control” referred to below are defined in the Change in Control Policy.

Under the Change in Control Policy, if a participant’s employment is terminated by the Company without cause or by the participant for good reason, in either case other than during the period beginning six months before a change in control and ending twelve (12) months after the change in control, he or she will be eligible to receive: (i) continued payment of the participant’s base salary for a period of twelve (12) months following termination, (ii) monthly payments equal to the participant’s premium costs for continued coverage under our health, dental and other insurance plans for a period of twelve (12) months following termination, and (iii) for our Chief Executive Officer only, a pro-rata portion of the Chief Executive Officer’s annual cash bonus for the year of termination based on actual performance.

Under the Change in Control Policy, if a participant’s employment is terminated by the Company without cause or by the participant for good reason, in either case during the period beginning six months before a change in control and ending twelve (12) months after the change in control, the participant will be eligible to receive: (i) a lump sum payment equal to twelve (12) months of the participant’s base salary (or twenty-four (24) months for our Chief Executive Officer), (ii) a lump sum payment equal to the participant’s target annual bonus for the year of termination, (iii) twelve (12) monthly payments (or twenty-four (24) for our Chief Executive Officer) equal to the participant’s premium costs for continued coverage under our health, dental and other insurance plans, and (iv) except to the extent that an award agreement or employment agreement entered into before the effective date of the Change in Control Policy provides for more favorable vesting terms or the terms of an award agreement entered after the effective date of the Change in Control Policy provides otherwise, (x) full acceleration of the vesting of all of the participant’s unvested and outstanding time-based equity awards and performance-based equity awards originally granted on or after June 9, 2021 (it being understood that such performance-based awards shall be deemed earned at the change in control assuming target performance and shall thereafter be converted into time-based equity awards) and (y) vesting of the participant’s unvested and outstanding performance-based equity awards originally granted prior to June 9, 2021 based on actual performance through the change in control.

Severance Subject to Release of Claims and Compliance with Restrictive Covenants. Our obligation to provide severance payments and other benefits to any named executive officer under an employment agreement (other than in connection with a termination due to death) or under the Change in Control Policy is conditioned on the executive signing a release of claims in our favor and continued compliance with any restrictive covenant obligations owed to us.

Section 280G of the Code. The Change in Control Policy provides for a Section 280G “better of provision” such that payments or benefits that each participant receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Sections 280G and 4999 of the Code if such reduction would result in a greater after tax payment amount for such participant than if he or she had been paid the full amount of such payments or benefits, with such amount subject to the excise tax.

Estimated Severance Payments

The following table sets forth the dollar value of the estimated payments and benefits that would have become payable to each of our named executive officers in each of the termination scenarios described below, assuming the applicable triggering event occurred on December 31, 2023.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
	Kenneth Burdick	David Bourdon	Danish Qureshi	Pablo Pantaleoni	Ryan Pardo
Involuntary Termination Not in Connection with a Change in Control (1)
Salary Continuation	$900,000	$500,000	$350,000	$425,000	$333,000
Pro-Rata Bonus	$770,000	$—	$—	$—	$—
Continued Health Care Benefits	$58,105	$29,053	$29,053	$28,416	$—
Total	$1,728,105	$529,053	$379,053	$453,416	$333,000
Involuntary Termination in Connection with a Change in Control (2)
Salary Severance	$1,200,000	$500,000	$350,000	$425,000	$333,000
Target Annual Bonus	$900,000	$375,000	$262,500	$212,500	$166,500
Accelerated LTIP (3)	$28,959,552	$4,901,440	$11,197,252	$4,183,185	$5,273,912
Continued Health Care Benefits	$116,211	$29,053	$29,053	$28,416	$—
Total	$31,175,763	$5,805,493	$11,838,805	$4,849,101	$5,773,412
Death (4)
Pro-Rata Bonus	$770,000	$—	$—	$—	$—
Total	$770,000	$—	$—	$—	$—
Disability (5)
Salary Continuation	$300,000	$—	$175,000	$—	$—
Pro-Rata Bonus	$770,000	$—	$—	$—	$—
Total	$1,070,000	$—	$175,000	$—	$—
(1)
“Involuntary Termination Not in Connection with a Change in Control” includes a termination of the executive’s employment by the Company without cause or a resignation by the executive for good reason, as provided in the executive’s applicable employment agreement or the Change in Control Policy, as applicable, in each case, other than during the period beginning six months before and ending twelve (12) months after a change in control. The amount included in the “Pro-Rata Bonus” row for Mr. Burdick reflects the actual bonus received by Mr. Burdick in respect of 2023. Amounts listed in the “Continued Health Care Benefits” row have been calculated based on the actual cost of the named executive officer's premiums under the Company's medical, dental and vision plans as of December 31, 2023.
(2)
“Involuntary Termination in Connection with a Change in Control” includes a termination of the executive’s employment by the Company without cause or a resignation by the executive for good reason, as provided in the Change in Control Policy, in each case, during the period beginning six months before and ending twelve (12) months after a change in control. All amounts included under this heading represent benefits potentially payable under the Change in Control Policy or the applicable equity award agreement, if applicable. Amounts listed in the “Continued Health Care Benefits” row have been calculated based on the actual cost of the named executive officer's premiums under the Company's medical, dental and vision plans as of December 31, 2023.
(3)
Amounts are based on the closing price of our common stock on December 29, 2023, the last trading day in 2023 ($7.83), and have been calculated assuming that (i) all unvested time-based RSUs and time-based stock options vest in full, and (ii) all unvested performance-based RSUs vest at target levels of performance (including 2023, 2024, and 2025 performance tranches, as applicable). No amounts are included in respect of (i) performance-based stock options or (ii) performance-based restricted shares, because such awards would not have vested based on actual performance upon a change in control on December 31, 2023 pursuant to the terms of the applicable award agreement.
(4)
The amount included under this heading represents benefits payable to Mr. Burdick on a termination of his employment due to death pursuant to his employment agreement. The amount included in the “Pro-Rata Bonus” row for Mr. Burdick reflects the actual bonus received by Mr. Burdick in respect of 2023.
(5)
The amounts included under this heading represent benefits payable to each of Mr. Burdick and Mr. Qureshi on a termination of his employment due to disability pursuant to the executive’s respective employment agreement. The amount included in the “Pro-Rata Bonus” row for Mr. Burdick reflects the actual bonus received by Mr. Burdick in respect of 2023.

Director Compensation

The following table sets forth the compensation awarded to, earned by or paid to our non-employee directors for their services to us during fiscal year 2023. Mr. Burdick’s compensation for 2023 is included with that of our other named executive officers above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Robert Bessler	25,000	199,993	224,993
Darren Black(3)	—	—	—
Jeffrey Crisan(3)	—	—	—
William Miller	25,000	199,993	224,993
Jeffrey Rhodes(3)	—	—	—
Eric Shuey	35,000	199,993	234,993
Katherine Wood(3)	—	—	—
Seema Verma	25,000	199,993	224,993
(1)
Amounts reported in this column reflect cash fees earned in fiscal year 2023.
(2)
Amounts reported in this column represent the grant date fair value of RSU awards granted during 2023. The grant date fair value was calculated by multiplying the number of RSUs subject to the award by the closing price of a share of common stock on the grant date (or, if no closing price was reported on that date, the closing price on the immediately preceding date on which a closing price was reported), in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The assumptions used in calculating the grant date fair value of RSUs reported in this column are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2023. As of December 31, 2023, our non-employee directors held the following shares of unvested restricted stock and unvested RSUs:

Non-employee Director	Number of Unvested Shares of Restricted Stock	Number of Unvested RSUs
Robert Bessler	23,363	21,905
Darren Black	—	—
Jeffrey Crisan	—	—
William Miller	28,060	34,004
Jeffrey Rhodes	—	—
Eric Shuey	23,363	21,905
Katherine Wood	—	—
Seema Verma	—	37,817
(3)
Directors who are affiliated with our shareholders do not receive compensation for their services on our Board of Directors.

Independent Director Compensation Policy

In May 2023, our Board of Directors adopted a non-employee director compensation policy pursuant to which our independent non-employee directors are compensated as follows, beginning for the third quarter of 2023:

•
each independent non-employee director receives an annual cash fee of $50,000; and
•
each independent non-employee director receives an annual grant of RSUs with a grant date fair market value of approximately $200,000 (pro-rated for a director's first year of service on the Board of Directors).

Mr. Shuey also receives an additional $20,000 annual cash retainer for his service as chairman of our Audit Committee.

The annual RSU awards granted to our non-employee directors vest in full on the first anniversary of the grant date, or the date of our next annual meeting of shareholders, if sooner, in each case, subject to the director’s continued service on our Board of Directors. The RSUs fully vest on a change in control of the Company.

Pursuant to the terms of the 2021 Plan, the aggregate value of all compensation granted or paid to any director with respect to any calendar year, including awards granted under the 2021 Plan and cash fees or other compensation paid by us to such director outside of the 2021 Plan for services as a director during such calendar year, is subject to a limit of $750,000 in the aggregate ($1,000,000 in the aggregate with respect to a director’s first year of service on our Board of Directors).

In accordance with our non-employee director compensation policy, on July 1, 2023, each of Messrs. Bessler, Miller, and Shuey and Ms. Verma was granted 21,905 RSUs, which vest in full on the earlier of June 1, 2024 or the date of our next annual meeting of shareholders, subject to the director’s continued service on our Board of Directors. The RSUs also fully vest on a change in control of the Company.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid, as computed under SEC rules, and certain financial performance of the Company. For more information about the Company’s executive compensation program, see “Executive Compensation” above.

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Current PEO(1)	Summary Compensation Table Total for Former PEO(1)	Compensation Actually Paid to Current PEO(2)	Compensation Actually Paid to Former PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return (S&P Health Care Index)(6)	Peer Group Total Shareholder Return (Russell 2500 Health Care Index)(6)	Net Loss(7) (in thousands)	Company Selected Measure: Adjusted EBITDA(8) (in thousands)
2023	14,829,496	N/A	39,438,062	N/A	2,542,147	3,598,675	36	114	68	(186,262)	59,042
2022	40,953,095	9,808,706	27,350,996	(25,950,275)	9,475,625	(141,744)	23	111	65	(215,564)	52,670
2021	N/A	147,001,804	N/A	118,763,423	38,859,218	23,022,181	43	114	91	(307,197)	49,154
(1)
The amounts reported in these columns represent the amounts of total compensation reported in the “Total” column of the Summary Compensation Table in each applicable year for Mr. Burdick, who has served as our Chief Executive Officer since September 7, 2022, and/or Michael K. Lester, who served as our President and Chief Executive Officer during 2021 and 2022 until he retired from such position effective September 7, 2022.
(2)
The amounts reported in these columns represent the amount of “compensation actually paid” to Mr. Burdick and/or Mr. Lester, as applicable, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Burdick or Mr. Lester during the applicable year and were not considered by the compensation committee at the time it made decisions with respect to Mr. Burdick’s or Mr. Lester’s compensation.

In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Burdick’s total compensation for each applicable year to determine the compensation actually paid to him for the relevant year:

	Year
Calculation of "Compensation Actually Paid" to Kenneth Burdick	2023	2022	2021
Reported Summary Compensation Table ("SCT") Total for Mr. Burdick	14,829,496	40,953,095	N/A
Amounts reported in the "Stock Awards" and "Option Awards" columns of the SCT	(13,423,219)	(40,753,003)	N/A
Fair value (as of year end) of equity awards granted during the year that remain unvested at year end	21,805,767	27,150,904	N/A
Change in fair value (as of vesting date from prior year end) of previously granted equity awards that vested during the year	148,959	—	N/A
Fair value (as of the vesting date) of equity awards that were granted and vested during the year	—	—	N/A
Change in fair value (as of year end from prior year end) of previously granted equity awards that remain unvested at year end	16,077,059	—	N/A
Fair value (as of the end of the prior year) of previously granted equity awards that failed to meet vesting conditions in the year	—	—	N/A
Value of dividends or other earnings paid on equity awards during the year not otherwise reflected in fair value of equity award or total compensation for the year	—	—	N/A
Compensation Actually Paid to Mr. Burdick	39,438,062	27,350,996	N/A

In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Lester’s total compensation for each applicable year to determine the compensation actually paid to him for the relevant year:

	Year
Calculation of "Compensation Actually Paid" to Michael K. Lester	2023	2022	2021
Reported Summary Compensation Table ("SCT") Total for Mr. Lester	N/A	9,808,706	147,001,804
Amounts reported in the "Stock Awards" column of the SCT	N/A	(9,242,960)	(146,263,703)
Fair value (as of year end) of equity awards granted during the year that remain unvested at year end	N/A	5,101,943	15,736,212
Change in fair value (as of vesting date from prior year end) of previously granted equity awards that vested during the year	N/A	(8,298,049)	32,893,266
Fair value (as of the vesting date) of equity awards that were granted and vested during the year	N/A	—	—
Change in fair value (as of year end from prior year end) of previously granted equity awards that remain unvested at year end	N/A	(23,319,915)	69,395,844
Fair value (as of the end of the prior year) of previously granted equity awards that failed to meet vesting conditions in the year	N/A	—	—
Value of dividends or other earnings paid on equity awards during the year not otherwise reflected in fair value of equity award or total compensation for the year	N/A	—	—
Compensation Actually Paid to Mr. Lester	N/A	(25,950,275)	118,763,423

The valuation assumptions used to calculate the fair values of options, RSUs, and restricted stock awards include the stock price as of the applicable measuring date and, in the case of performance-based awards, the probable outcome of the performance conditions as of the applicable measuring date (or actual performance results approved by the compensation committee as of the applicable vesting date). Otherwise, the valuation assumptions used to calculate fair values did not materially differ from those used in our disclosures of fair value as of the grant date.

(3)
The amounts reported in this column represent the average amounts of total compensation reported for our non-PEO Named Executive Officers as a group in the “Total” column of the Summary Compensation Table for each corresponding year. The non-PEO Named Executive Officers included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, David Bourdon, Danish Qureshi, Pablo Pantaleoni, and Ryan Pardo; (ii) for 2022, Danish Qureshi and David Bourdon; and (iii) for 2021, J. Michael Bruff and Gwen H. Booth.
(4)
The amounts reported in this column represent the average amount of “compensation actually paid” to our non-PEO Named Executive Officers as a group, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to our non-PEO Named Executive Officers as a group during the applicable year and were not considered by the Compensation Committee at the time it made decisions with respect to the compensation of our non-PEO Named Executive Officers. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for our non-PEO Named Executive Officers as a group for each year to determine the compensation actually paid:

	Year
Calculation of "Compensation Actually Paid" to Non-PEO NEOs	2023	2022	2021
Average Summary Compensation Table ("SCT") Total for non-PEO NEOs	2,542,147	9,475,625	38,859,218
Average amounts reported in the "Stock Awards" and "Option Awards" columns of the SCT	(1,866,597)	(9,277,525)	(36,661,697)
Average fair value (as of year end) of equity awards granted during the year that remain unvested at year end	1,050,879	3,201,808	3,872,889
Average change in fair value (as of vesting date from prior year end) of previously granted equity awards that vested during the year	729,129	(903,301)	3,654,809
Average fair value (as of the vesting date) of equity awards that were granted and vested during the year	—	1,000,001	1,730,994
Average change in fair value (as of year end from prior year end) of previously granted equity awards that remain unvested at year end	1,310,562	(3,638,352)	11,565,968
Average fair value (as of the end of the prior year) of previously granted equity awards that failed to meet vesting conditions in the year	(167,445)	—	—
Average value of dividends or other earnings paid on equity awards during the year not otherwise reflected in fair value of equity award or total compensation for the year	—	—	—
Average Compensation Actually Paid to non-PEO NEOs	3,598,675	(141,744)	23,022,181

The valuation assumptions used to calculate the fair values of options, RSUs, and restricted stock awards include the stock price as of the applicable measuring date and, in the case of performance-based awards, the probable outcome of the performance conditions as of the applicable measuring date (or actual performance results approved by the Compensation Committee as of the applicable vesting date). Otherwise, the valuation assumptions used to calculate fair values did not materially differ from those used in our disclosures of fair value as of the grant date.

(5)
The amounts reported in this column represent the cumulative total return on $100 invested in the Company’s common stock as of June 10, 2021 (the date on which our common stock began trading on Nasdaq) through the last trading day for the applicable fiscal year in the table. The Company has not paid any dividends since its IPO.
(6)
The amounts reported in these columns represent the weighted cumulative total return on $100 invested as of June 10, 2021 (the date on which our common stock began trading on Nasdaq) through the last trading day for the applicable fiscal year in the table, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. Historically, including for 2022 and 2021, we have presented the return of the S&P Health Care Index for purposes of Item 201(e) of Regulation S-K. However, upon a review of our market capitalization and those in the S&P Health Care Index, we determined that the Russell 2500 Health Care Index is a more appropriate benchmark to use because it is more representative of companies with market capitalizations comparable to ours. As such, we plan to replace the S&P Health Care Index with the Russell 2500 Health Care Index for this purpose for 2023 and going forward, but we are presenting the return of both the Russell 2500 Health Care Index and the S&P Health Care Index in the chart to aid in comparison for this transition year. The return of these indexes is calculated assuming reinvestment of dividends during the period presented.
(7)
The amounts reported in this column represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.
(8)
The amounts reported in this column represent Adjusted EBITDA, our Company-Selected Measure, which we believe is the most important financial measure used to link compensation actually paid to our named executive officers to Company performance for 2023. Adjusted EBITDA is defined in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Analysis of the Information Presented in the Pay Versus Performance Table

Relationship between Compensation Actually Paid and Company TSR

The graph below sets forth the relationship between “compensation actually paid” to our current PEO, “compensation actually paid” to our former PEO, and the average “compensation actually paid” to our Non-PEO NEOs, and the Company’s cumulative TSR starting June 10, 2021, the date our common stock began trading on Nasdaq, through December 31, 2023.

Relationship between Compensation Actually Paid and Net Income (Loss)

The graph below sets forth the relationship between “compensation actually paid” to our current PEO, “compensation actually paid” to our former PEO, and the average “compensation actually paid” to our Non-PEO NEOs, and the Company’s Net Income (Loss).

Current PEO, Former PEO and Average Non-PEO NEO Compensation Actually Paid Versus Company Net Income (Loss)
$140
$120
$100
$80
$60
$40
$20
$
-$20
-$40
Compensation Actually Paid (Millions)
$0
-$50,000
-$100,000
-$150,000
-$200,000
-$250,000
-$300,000
-$350,000
Net Income (Loss) (Thousands)
2021
2022
2023
Compensation Actually Paid to Current PEO
Compensation Actually Paid to Former PEO
Average Compensation Actually Paid to Non-PEO NEOs
Company Net Income (Loss)

Relationship between Compensation Actually Paid and Adjusted EBITDA

The graph below sets forth the relationship between “compensation actually paid” to our current PEO, “compensation actually paid” to our former PEO, and the average “compensation actually paid” to our Non-PEO NEOs, and our Company-Selected Measure, Adjusted EBITDA.

Comparison of Company TSR and Peer Group TSR

The graph below compares the Company’s cumulative TSR starting June 10, 2021, the date our common stock began trading on Nasdaq, through December 31, 2023 to the cumulative TSR of our peer groups over the same period. Historically, including for 2022 and 2021, we have presented the return of the S&P Health Care Index for purposes of Item 201(e) of Regulation S-K. However, upon a review of our market capitalization and those in the S&P Health Care Index, we determined that the Russell 2500 Health Care Index is a more appropriate benchmark to use because it is more representative of companies with market capitalizations comparable to ours. As such, we plan to replace the S&P Health Care Index with the Russell 2500 Health Care Index for this purpose for 2023 and going forward, but we are presenting the return of both the Russell 2500 Health Care Index and the S&P Health Care Index in the graph below to aid in comparison for this transition year.

Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our named executive officers to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company for the most recently completed fiscal year to link executive compensation actually paid to the Company’s named executive officers to the Company’s performance are as follows:

•
Adjusted EBITDA
•
Revenue

No other financial performance measures were used by the Company in its executive compensation program for the most recently completed fiscal year.

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions and a brief account of the business experience of the individuals who serve as our executive officers as of April 12, 2024.

Name	Age	Position
Kenneth Burdick	65	Chairman of the Board of Directors and Chief Executive Officer
David Bourdon	55	Chief Financial Officer and Treasurer
Kevin M. Mullins	39	Chief Development Officer
Pablo Pantaleoni	36	Chief Digital Officer
Ryan Pardo	48	Chief Legal Officer and Secretary
Dr. Ujjwal Ramtekkar	42	Chief Medical Officer
Danish J. Qureshi	40	Chief Operating Officer and President
Ann Varanakis	46	Chief People Officer
Paula Wood	47	Chief Business Transformation Officer

The background of Kenneth Burdick is described above under “Board of Directors.”

David Bourdon has served as our Chief Financial Officer and Treasurer since November 2022. Prior to joining LifeStance, Mr. Bourdon served as the Chief Financial Officer of Magellan Health, Inc., from September 2020 until November 2022. Mr. Bourdon previously served in multiple roles at Cigna Corporation since 1999, including as Senior Vice President, Chief Financial Officer - Integrated Medical, International Markets and Group Life & Disability of Cigna from December 2018 through September 2020, Chief Financial Officer, Cigna U.S. Commercial Employer Healthcare and Group Life & Disability from June 2017 through December 2018 and as Chief Financial Officer, Cigna International Markets from August 2013 through May 2017. Mr. Bourdon holds a Bachelor of Science from the United States Coast Guard Academy and an MBA from the University of Maryland, Robert H. Smith School of Business.

Kevin M. Mullins has served as our Chief Development Officer since 2017. Prior to joining LifeStance, Mr. Mullins was a Vice President at Summit Partners from 2015 until 2017, and previously held positions as an associate and senior associate at Summit Partners from 2008 until 2013. While at Summit Partners, Mr. Mullins was responsible for investments in the health care services and life sciences sector. Previously, Mr. Mullins worked in the Healthcare Investment Banking Group at Leerink Partners. He holds a Bachelor of Arts in physics and economics from Bowdoin College and a Master of Business Administration from the Stanford Graduate School of Business.

Pablo Pantaleoni has served as our Chief Digital Officer since 2020. Prior to joining LifeStance, served as Vice President, Global Strategy and New Ventures of Headspace, Inc. from 2019 until 2020, leading a team focused on Headspace’s global corporate strategy, technology and regulatory strategy, design research, and new ventures. Prior to Headspace, Mr. Pantaleoni served as a Senior Director of Health and Venture Design at IDEO, from 2017 until 2019, a leading design and innovation consultancy. Prior to IDEO, he co-founded Medtep in 2011, a digital health startup that facilitates lasting behavioral changes by personalizing validated prevention and treatment plans. Mr. Pantaleoni co-leads the Digital Health NEXT Program at Stanford Biodesign since 2018, where he guides students to start their own businesses in digital health. Mr. Pantaleoni holds a master’s in Business Technology from the Ramon Llull University, and a Bachelor’s degree in Economics and Business Administration from Pompeu Fabra University.

Ryan Pardo has served as our Chief Legal Officer and Secretary since 2017. Prior to joining LifeStance, Mr. Pardo served as General Counsel at Liberty Dialysis until its acquisition by Fresenius Medical Care in 2012 when he subsequently served in a mergers and acquisitions and business development capacity for Fresenius. In addition, Mr. Pardo cofounded and served as a director and in an executive capacity overseeing value-based program design, lobbying and analytics in addition to core legal issues at Liberty Health Partners, which merged with Signify Health. Mr. Pardo also served as general counsel for AIM Consulting, a technology consulting company. Previously, he served as Corporate Counsel at Eddie Bauer Holdings, leading the securities law reporting function prior to their going private transaction. Prior to entering the corporate world, Mr. Pardo practiced corporate finance and acquisitions at the law firm Dorsey & Whitney LLP. Mr. Pardo holds an undergraduate degree in Economics from Stanford University and a JD from Harvard Law School.

Dr. Ujjwal Ramtekkar has served as our Chief Medical Officer since 2024. Prior to joining LifeStance, Dr. Ramtekkar was Vice President at Quartet Health from January 2023 to April 2024, Senior Medical Director at Teladoc Health from September 2021 to March 2023 and Medical Director of Virtual Care, Department of Psychiatry and Behavioral Health at Nationwide Children's Hospital from July 2018 until September 2021. Dr. Ramtekkar currently serves on the boards of Mental Health America, Project REACH at Brown University and the Center for Excellence for Child Well-being. Dr. Ramtekkar holds a Master of Business Arts from Maryville University and received his medical degree from Government Medical College Nagpur. Dr. Ramtekkar completed his psychiatry residency training at Washington University School of Medicine in Saint Louis, where he was also trained in psychiatric epidemiology, and a completed a fellowship in child and adolescent psychiatry at Harvard Medical School Dr. Ramtekkar is a double Board Certified in pediatric and adult psychiatrist.

Danish J. Qureshi is a co-founder of LifeStance and has served as our President and Chief Operating Officer since 2022, and served as our Chief Growth Officer from 2017 until 2022. Mr. Qureshi also serves on the board of directors of Intuitive Health, a private company. Prior to joining LifeStance, Mr. Qureshi served as the Senior Vice President of Strategic Initiatives at Accelecare Wound Centers, Inc., and Chief Operating Officer of Accelecare’s post-acute division, Accelecare Wound Professionals, LLC from 2010 until 2015. Prior to Accelecare, Mr. Qureshi worked at Nautic Partners, a mid-market private equity firm, with a focus on health care services. He began his career as a management consultant with Bain & Co. Mr. Qureshi received his Bachelor of Arts degree from Northwestern University.

Ann Varanakis has served as our Chief People Officer since February 2023. Previously, Ms. Varanakis served as our Senior Vice President, Talent and ESG since 2022. Prior to joining LifeStance, Ms. Varanakis served in various leadership roles at Discover Financial Services from 2012 until 2022, including as Vice President, Enterprise Workforce Management & Operations Analytics from 2014 until 2022. Prior to Discover Financial Services, Ms. Varanakis, served in various roles at Pfizer, Inc. from 2002 until 2011. Ms. Varanakis received a Bachelor of Science degree from the University of Utah and a Master of Science degree from Northwestern University.

Paula Wood has served as our Chief Business Transformation Officer since September 2023. Previously, Ms. Wood held various Executive Vice President Operations roles for LifeStance since joining LifeStance in October 2021. Prior to joining LifeStance, Ms. Wood was the Chief Operating Officer of Varian Medical’s Global Interventional Solutions Business under Siemens Healthineers from June 2020 to October 2021. Previously, Ms. Wood also held multiple senior roles at Dell Technologies, including VP of Dell’s Global Business Operations and VP of Customer Programs, from October 2015 to June 2020. Ms. Wood received a Bachelor of Arts degree from Middle Tennessee State University and holds Six Sigma Process Engineering, Hogan Organizational Psychology and Siemens High Performance Systems certifications.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership

The following tables set forth information with respect to the beneficial ownership of our common stock for (a) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock, (b) each member of our Board of Directors, (c) each of our named executive officers, and (d) all of our directors and executive officers as a group. For our directors and officers, the information is as of April 12, 2024. For other stockholders who beneficially own more than 5% of our outstanding shares of common stock, the shares owned are as of the dates provided in the most recent filings made by such stockholder with the SEC.

Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To our knowledge, except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by that person.

The percentage of shares beneficially owned is computed on the basis of 382,239,008 shares of our common stock outstanding as of April 12, 2024. Unless otherwise indicated below, the address for each beneficial owner listed is c/o LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 2500, Scottsdale, Arizona 85251.

	Shares of common stock beneficially owned
Name of beneficial owner	Number	Percentage
5% Stockholders
Parties to the Stockholders Agreement (1)	240,560,530	62.9%
TPG VIII Lynnwood Holdings Aggregation, L.P. (2)	175,284,635	45.9%
Summit Partners and affiliates (3)	45,734,703	12.0%
FMR, LLC (4)	38,464,867	10.1%
Silversmith Capital Partners and affiliates (5)	19,541,192	5.1%
Directors and Named Executive Officers
Kenneth Burdick (6)	1,129,115	*
Danish Qureshi (7)	10,531,924	2.8%
David Bourdon (8)	313,809	*
Pablo Pantaleoni (9)	974,355	*
Ryan Pardo (10)	3,042,757	*
Robert Bessler (11)	3,062,599	*
Darren Black (12)	—	*
Jeffrey Crisan (13)	—	*
Teresa DeLuca	—	*
William Miller (14)	416,257	*
Jeffrey Rhodes (15)	—	*
Eric Shuey (16)	1,132,829	*
Katherine Wood (15)	—	*
Seema Verma (17)	85,536	*
All executive officers and directors as a group (18 persons) (18)	25,222,329	6.6%

* Less than one percent

(1)
In connection with our initial public offering, we entered into a stockholders agreement whereby, among other things, (i) TPG, Summit and Silversmith have the right to nominate directors and (ii) the stockholders party thereto, which include TPG, Summit and Silversmith, agree to vote for such nominees. See “Certain Relationships and Related Party Transactions—Stockholders Agreement”.
(2)
Based on a Schedule 13G filed by TPG GP A, LLC on February 11, 2022. Each of TPG GP A, LLC David Bonderman, James Coulter and Jon Winkelried have shared voting and dispositive power with respect to 175,284,635 shares held directly by TPG VIII Lynnwood Holdings Aggregation, L.P. The principal business address of each of the reporting persons is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(3)
Based on the Schedule 13G filed by Summit Partners, L.P. on February 4, 2022. Summit Partners, L.P. has shared voting and dispositive power with respect to 45,734,703 shares, Summit Partners Growth Equity Fund IX-A, L.P. has shared voting and dispositive power with respect to 28,006,042 shares, Summit Partners Growth Equity Fund IX-B, L.P. has shared voting and dispositive power with respect to 17,486,585 shares, Summit Investors GE IX/VC IV (UK), L.P. has shared voting and dispositive power with respect to 20,450 shares, Summit Partners Entrepreneur Advisors Fund II, L.P. has shared voting and dispositive power with respect to 26,134 shares, and Summit Investors GE IX/VC IV, LLC has shared voting and dispositive power with respect to 195,492 shares. The principal business address of each of the reporting persons is 222 Berkeley Street, 18th Floor, Boston, MA 02116.
(4)
Based on information filed with the SEC in a Schedule 13G/A on February 12, 2024. FMR LLC has sole voting power with respect to 38,463,398 shares and sole dispositive power with respect to 38,464,867 shares. FMR LLC’s address is 245 Summer Street, Boston, MA 02210.
(5)
Based on a Schedule 13G filed by Silversmith Partners I GP, LLC on February 14, 2022. Each of Silversmith Partners I GP, LLC, Silversmith Partners I GP, L.P. and Jeffrey Crisan have shared voting and dispositive power with respect to 19,541,192 shares, Silversmith Capital Partners I-A, LP has shared voting and dispositive power with respect to 13,445,426 shares, Silversmith Capital Partners I-B, LP has shared voting and dispositive power with respect to 4,863,586 shares and Silversmith Capital Partners I-C, LP has shared voting and dispositive power with respect to 1,232,180 shares. Jeffrey Crisan is a Manager of Silversmith Partners I GP, LLC. Silversmith Partners I GP, LLC is the general partner of Silversmith Partners I GP, L.P., which is the general partner of Silversmith Capital Partners I-A, LP, Silversmith Capital Partners I-B, LP and Silversmith Capital Partners I-A, LP. The address of the principal business office of each reporting person is 116 Huntington Avenue, 15th Floor, Boston, MA 02116.
(6)
Reflects 345,403 shares of common stock and 783,712 shares of common stock issuable upon the exercise of stock options that are currently exercisable.
(7)
Reflects 9,359,542 shares of common stock, 753,608 shares of unvested restricted stock that Mr. Qureshi has the ability to vote, 183,660 restricted stock units that will vest within 60 days of April 12, 2024 and 235,114 shares of common stock issuable upon the exercise of stock options that are currently exercisable.
(8)
Reflects 209,642 shares of common stock and 104,167 shares of common stock issuable upon the exercise of stock options that are currently exercisable.
(9)
Reflects 806,887 shares of common stock and 167,468 shares of unvested restricted stock that Mr. Pantaleoni has the ability to vote.
(10)
Reflects 2,553,907 shares of common stock, 334,936 shares of unvested restricted stock that Mr. Pardo has the ability to vote and 153,914 restricted stock units that will vest within 60 days of April 12, 2024.
(11)
Reflects 3,017,331 shares of common stock, 23,363 shares of unvested restricted stock that Mr. Bessler has the ability to vote and 21,905 restricted stock units that will vest within 60 days of April 12, 2024.
(12)
Does not include shares beneficially owned by the Summit Entities. Mr. Black is a Managing Director of Summit Partners, L.P. The address of Mr. Black is 222 Berkeley Street, 18th Floor, Boston, MA 02116.
(13)
Does not include shares beneficially owned by the Silversmith Entities. Mr. Crisan is a Managing Director of Silversmith Partners 1 GP, LLC. The address of Mr. Crisan is 116 Huntington Avenue, 15th Floor, Boston, MA 02116.
(14)
Reflects 377,515 shares of common stock, 16,837 shares of unvested restricted stock that Mr. Miller has the ability to vote and 21,905 restricted stock units that will vest within 60 days of April 12, 2024.
(15)
Does not include shares beneficially owned by TPG VIII Lynnwood Holdings Aggregation, L.P. Mr. Rhodes is a Partner of TPG. Ms. Wood is also a Partner of TPG. The address of each of Mr. Rhodes and Ms. Wood is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(16)
Reflects 1,087,561 shares of common stock, 23,363 shares of unvested restricted stock that Mr. Shuey has the ability to vote and 21,905 restricted stock units that will vest within 60 days of April 12, 2024.
(17)
Reflects 63,631 shares of common stock and 21,905 restricted stock units that will vest within 60 days of April 12, 2024.
(18)
Reflects 21,469,369 shares of common stock held by our current directors and executive officers as a group, 2,031,316 shares of unvested restricted stock that our current directors and executive officers have the ability to vote, 1,122,993 shares of common stock issuable upon the exercise of stock options that are currently exercisable, and 598,651 restricted stock units that will vest within 60 days of April 12, 2024.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2023:

	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Plans (excluding securities listed in first column)(3)
Equity compensation plans approved by security holders	36,853,709	7.42	54,872,520
Equity compensation plans not approved by security holders	—	—	—
Total	36,853,709	7.42	54,872,520
(1)
Total reflects shares issuable upon the vesting of restricted stock units and exercise of outstanding options granted pursuant to the LifeStance Health Group, Inc. 2021 Equity Incentive Plan as of December 31, 2023.
(2)
Outstanding restricted stock units have no exercise price and are therefore excluded from the weighted average exercise price calculation.
(3)
Total reflects shares available for future issuance under the LifeStance Health Group, Inc. 2021 Equity Incentive Plan and the LifeStance Health Group, Inc. 2021 Employee Stock Purchase Plan, in each case, as of December 31, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the equity and other compensation arrangements discussed in the section titled “Executive and Director Compensation,” the following is a description of each transaction since January 1, 2023 and each currently proposed transaction in which:

•
we have been or are to be a participant;
•
the amount involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Stockholders Agreement

On June 9, 2021, we entered into a stockholders agreement with certain of our stockholders, including investment entities affiliated with our Sponsor Investors (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, we are required to take all necessary action to cause the Board of Directors and its committees to include director candidates designated by our Sponsor Investors in the slate of director nominees recommended by the Board of Directors for election by our stockholders. The Stockholders Agreement also provides that we will obtain customary director indemnity insurance and enter into indemnification agreements with our Sponsor Investors’ respective director designees.

Registration Rights Agreement

On June 9, 2021, we entered into a registration rights agreement with certain of our stockholders, including our executive officers and investment entities affiliated with our Sponsor Investors. The registration rights agreement provides our Sponsor Investors and certain other holders with registration rights whereby our Sponsor Investors or our Former President and Chief Executive Officer, on behalf of certain other holders, can require us to register under the Securities Act shares of common stock, and the stockholders party to the agreement have certain rights to sell their shares in registered offerings initiated by us, our Sponsor Investors or certain other holders. The registration rights agreement also provides that we will use our best efforts to file a registration statement on Form S-3 for the resale of registrable securities held by our Sponsor Investors, as soon as we are eligible to do so.

Certain Relationships

From time to time, we collaborate with our Sponsor Investors and/or their affiliates to source and outsource certain goods and services to obtain the best terms available. We believe that all such arrangements have been entered into in the ordinary course of business and have been negotiated on commercially reasonable terms.

Director and Officer Indemnification Agreements

We provide indemnification protection to our directors and officers pursuant to provisions contained in our certificate of incorporation and bylaws, as well as through indemnification agreements with each individual which require us to indemnify such persons to the fullest extent permitted by applicable law. Certain members of our Board of Directors (specifically, Jeffrey Rhodes, Katherine Wood, Darren Black and Jeffrey Crisan) serve as employee designees of our Sponsor Investors.

Lester Consulting Agreement

On September 8, 2022, the Company, Michael K. Lester, our Former President and Chief Executive Officer, and Alert5 Consulting LLC (“Alert5”), a company owned by Mr. Lester, entered into a consulting agreement (the “2022 Consulting Agreement”) pursuant to which Alert 5 continued to provide consulting services to the Company through September 7, 2023. Alert5 received $50,933.33 per month in respect of the consulting services it provided to the Company until the end of the consulting period. Pursuant to the 2022 Consulting Agreement, we paid an aggregate of $419,042.40 to Alert5 in 2023.

Related Person Transactions Policy

We have adopted a written policy with respect to the review, approval and ratification of related party transactions directly or indirectly involving the Company or any of its subsidiaries as a participant, and any related person, in which the aggregate amount involved exceeds $120,000. Under the policy, our audit committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our audit committee considers the relevant facts and circumstances to decide whether to approve such transactions. Related party transactions must be approved or ratified by the audit committee based on full information about the proposed transaction and the related party’s interest.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed our 2023 audited consolidated financial statements with management.

The audit committee has discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the audit committee recommended to the Board that our audited consolidated financial statements be included in our 2023 Annual Report on Form 10-K for filing with the SEC.

The audit committee has also appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2024.

Respectfully submitted, THE AUDIT COMMITTEE Eric Shuey, Chair Darren Black Jeffrey Crisan

ADDITIONAL INFORMATION

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials

Pursuant to SEC Rule 14a-8, some stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the 2025 annual meeting of stockholders. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than December 24, 2024.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 2500, Scottsdale, Arizona 85251. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the Annual Meeting. Assuming the date of our 2025 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2025 annual meeting must notify us no earlier than February 3, 2025 and no later than March 5, 2025. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2025 annual meeting. If you wish to obtain a free copy of our bylaws, please contact Investor Relations at LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 2500, Scottsdale, Arizona 85251, or by email at investor.relations@lifestance.com. Additionally, for stockholder nominations to the Board of Directors to be considered at the annual meeting, to the extent that Rule 14a-19 under the Exchange Act applies, the stockholder must have complied with Rule 14a-19 under the Exchange Act.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act, the section of this Proxy Statement entitled “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, may be obtained by stockholders without charge by written or oral request, or may be accessed on the Internet at www.sec.gov or www.lifestance.com.

Householding

Only one copy of the Notice is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations. Stockholders residing at the same address and currently receiving only one copy of the Notice may contact Investor Relations to request multiple copies of this Proxy Statement in the future. Stockholders residing at the same address and currently receiving multiple copies of the Notice may contact Investor Relations to request that only a single copy of the Notice be mailed in the future. Contact Investor Relations by mail at Investor Relations, LifeStance Health Group, Inc., 4800 N. Scottsdale Road, Suite 2500, Scottsdale, Arizona 85251, or by email at investor.relations@lifestance.com.

Voting by Telephone or the Internet

Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted by telephone or via the Internet should be received by prior to the start of the meeting to ensure your vote is recorded. Submitting your vote by telephone or via the Internet will not affect your right to vote during the meeting should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law.

Stockholders voting by phone or via the Internet should understand that there may be costs associated, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Other Matters

The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.

styleIPC C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Have the 12 digit control number located in the box above availablewhen you access the website and follow the instructions. Your control number Scan QR for digital voting Internet: LifeStance Health Group, Inc. Annual Meeting of Stockholders www.proxypush.com/LFST • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of April 12, 2024 Monday, June 3, 2024 1:00 PM, Eastern Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/LFST for more details. Phone: 1-866-314-4323 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 1:00 PM, Eastern Time, June 3, 2024. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/LFST This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints David Bourdon and Ryan Pardo (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of LifeStance Health Group, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

LifeStance Health Group, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 1 YEAR ON PROPOSAL 4 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of the three director nominees named in the Proxy Statement to serve until the 2027 annual meeting of stockholders; FOR WITHHOLD 1.01 Kenneth Burdick FOR #P2# #P2# 1.02 Jeffrey Rhodes FOR #P3# #P3# 1.03 William Miller FOR #P4# #P4# FOR AGAINST ABSTAIN 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent FOR #P5# #P5# #P5# registered public accounting firm for the year ended December 31, 2024; 3. Approval, on an advisory basis, of the compensation of the Company's named FOR #P6# #P6# #P6# executive officers; 1YR 2YR 3YR ABSTAIN 4. Approval, on an advisory basis, of the frequency of future advisory votes on the 1 YEAR #P7# #P7# #P7# #P7# compensation paid to the Company's named executive officers; and 5. Transacting such other business as may properly come before the meeting or any adjournment thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/LFST Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)